ASSET PURCHASE AGREEMENT

dated as of [__________], 2006

among

GENERAL ELECTRIC CAPITAL CORPORATION,

THE OTHER SELLERS LISTED ON SCHEDULE 1 HERETO

and

GENESIS FUNDING LIMITED

LIST OF ATTACHMENTS:

EXHIBIT A-1	-	Form of Assignment of Beneficial Interest
EXHIBIT A-2	-	Form of Trust Assignment and Assumption Agreement
EXHIBIT A-3	-	Form of Irish Law Share Transfer Form
EXHIBIT B	-	Form of Bill of Sale
EXHIBIT C	-	Form of Acknowledgement of Delivery
EXHIBIT D	-	Form of Guaranty
EXHIBIT E-1	-	Conditions Precedent - Aircraft Delivery (BI Aircraft)
EXHIBIT E-2	-	Conditions Precedent - Aircraft Delivery (Independent Aircraft)
EXHIBIT F	-	Form of Servicing Agreement
EXHIBIT G	-	Form of Management Agreement
SCHEDULE 1	-	Sellers and Related Aircraft
SCHEDULE 2	-	Aircraft Information
SCHEDULE 3	-	Documents and Conditions - Delivery
SCHEDULE 4	-	Documents and Conditions - Post-Delivery
SCHEDULE 5	-	Jurisdiction of Incorporation or Organization
SCHEDULE 6	-	Genesis Funding Entities
SCHEDULE 7	-	Debt Allocation Amounts and Equity Allocation Amounts

ii

This ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of [__________], 2006 among: (i) GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation; (ii) THE OTHER SELLERS LISTED ON SCHEDULE 1 HERETO; and (iii) GENESIS FUNDING LIMITED, a Bermuda exempted company.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	INTERPRETATION

1.1	For all purposes of this Agreement, the following terms shall have the following meanings:

“Acknowledgement of Delivery” means, for any Aircraft title to which passes as a result of being physically delivered pursuant to the terms and conditions of this Agreement, an executed acknowledgement of delivery from the Purchaser thereof to the Seller thereof substantially in the form of Exhibit C.

“Additional Rent” means rent (whether called additional rent, supplemental rent, utilization rent, maintenance reserve or any similar term) that is in addition to a base rent for the Aircraft (regardless of how such base rent is calculated) payable under a Lease based on hours or cycles of operation of the airframe, engines, life-limited engine parts, landing gear and/or auxiliary power unit of an Aircraft, with respect to maintenance of which the lessor under the Lease customarily has a maintenance contribution obligation measured in part by or with reference to such additional rent.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided, however, that Genesis Funding and its Subsidiaries, on the one part, and GECC and its Subsidiaries, on the other part, shall not be considered to be Affiliates of each other.

“Agreed Form” means, when used in relation to any draft certificate, document, agreement or opinion referred to in this Agreement, (a) substantially in the form agreed between GECC and Genesis Funding on or before the AP Closing Date with such changes thereto as may subsequently be agreed between GECC and Genesis Funding and (b) in the case of any opinion, such form as each of the Rating Agencies and the Policy Provider shall approve.

“Air Authority” means each Person who is vested with the control and supervision of, or has jurisdiction over, the registration, airworthiness and operation of aircraft and other matters relating to civil aviation in the State of Registration of the relevant Aircraft.

“Aircraft” means each aircraft listed on Schedule 1 and described in further detail in Schedule 2 or, where any such aircraft has become a Remaining Aircraft pursuant to Section 4.1(a), and unless the context otherwise requires, any Substitute Aircraft designated in lieu thereof pursuant to Sections 4.1(b) and (c) and described in the applicable Substitute Aircraft Supplement, together with the Engines, and includes where the context admits, a separate reference to the Engines, Parts and Aircraft Documents and excludes Lessee Furnished Equipment.

“Aircraft Documents” means, for any Aircraft, all records, logs, technical data, manuals and any other documents defined as “Aircraft Documents” or any similar term under the relevant Lease therefor, title to which is vested in the owner of such Aircraft at Delivery.

“Aircraft No.” means, for any Aircraft, the reference number assigned to such Aircraft in Schedule 2 or the Substitute Aircraft Supplement, as applicable.

“Aircraft Purchase Price” means (i) on the AP Closing Date, in respect of all of the Aircraft, the aggregate “Aircraft Purchase Price” as set forth in Schedule 2, and (ii) on any date, in respect of any Aircraft (other than a Substitute Aircraft), the “Aircraft Purchase Price” for such Aircraft as set forth in Schedule 2, and for any Substitute Aircraft, as may be mutually agreed between the Purchaser and GECC, subject always to receipt of a Rating Agency Confirmation and the prior written consent of the Policy Provider, provided, however, that the consent of the Policy Provider shall not be required if the Rating Agencies have confirmed that such arrangement will not result in an adverse change to the Policy Provider’s capital charge associated with the Class G-1 Notes.

“Aircraft Refund Amount” means, in respect of any Aircraft, an amount equal to (a) the sum of (i) the Debt Allocation Amount for such Aircraft, together with interest thereon at a rate per annum equal to the Debt Rate plus (ii) the Equity Allocation Amount for such Aircraft, together with the related yield amount at a rate per annum of [__]%, plus (b) Negative Hedge Breakage Costs, if any, for such Aircraft, minus (c) Positive Hedge Breakage Costs, if any, for such Aircraft, plus (if such amount is a negative number) or minus (if such amount is a positive number) the absolute value of (d) the Non-Delivered Aircraft Adjustment Amount for such Aircraft, minus (e) any Basic Rent received by or on behalf of Genesis Funding in respect of such Aircraft attributable to the period from and after the AP Closing Date.

“Aircraft Value” means, in respect of any Aircraft, the product of (i) the Aircraft Purchase Price of such Aircraft and (ii) the quotient obtained by dividing (A) the Depreciation Factor applicable to such Aircraft as of the Delivery Date for such Aircraft or in the case of any Aircraft to which the payment provisions of Section 4.2 applies, the Delivery Expiry Date by (B) the Depreciation Factor applicable to such Aircraft on the AP Closing Date.

“AP Closing Date” means [__________], 2006.

“Appraisers” means Aircraft Information Services, Inc., Airclaims Limited and BK Associates, Inc. or such other appraisers as are reasonably acceptable to Genesis Funding Limited.

“Asset” means any Independent Aircraft or Beneficial Interest purchased by the relevant Purchaser pursuant to this Agreement.

“Assigned Lease” means, for any Lease the subject of an Assignment of Lease, such Lease as assigned to the relevant Purchaser or relevant Genesis Funding Entity (“New Lessor”), and as amended by the applicable Assignment of Lease.

“Assigned Property” has the meaning specified in Section 2.1.

“Assignment of Beneficial Interest” means an assignment of ownership interest in a Genesis Funding Entity from a BI Seller to a Purchaser substantially in the form of Exhibit A-1, A-2 or A-3, as applicable, hereto or in the Agreed Form.

“Assignment of Lease” means, for any Aircraft, a lease assignment and assumption agreement in the Agreed Form to be entered into between the Seller thereof or an Affiliate of such Seller (“Existing Lessor”), the Purchaser and/or New Lessor thereof and the relevant Lessee, under which the relevant Lease will be assigned, assumed and/or amended so that such Purchaser or New Lessor (as appropriate) will be substituted as lessor of such Aircraft in place of Existing Lessor.

“Assignment of Warranties” means, for any Aircraft, an assignment in the Agreed Form between the Seller thereof or an Affiliate of such Seller and the Purchaser, Genesis Funding Entity or New Lessor thereof, and consented to by the Manufacturer, of such Seller’s right, title and interest in the Manufacturer’s warranties in respect of such Aircraft, subject to the interests of the relevant Lessee.

“Average Base Value” means, for any Aircraft, the lesser of the mean and median of the “Base Values” in respect of such Aircraft rendered by each of the Appraisers, provided, that, for any Substitute Aircraft, such appraisals shall be dated less than six months prior to the expected Delivery Date for such Substitute Aircraft.

“Basic Rent” means, for any Lease, any scheduled rent thereunder, whether denominated as “Basic Rent”, “Rent” or otherwise, including any rent based on hours or cycles of operation of an Aircraft or Engine such as “power-by-the-hour amounts” and any payments for “excess hour or cycle amounts”, whether or not in addition to a base rent (which, for the avoidance of doubt, shall not include any Additional Rent).

“Beneficial Interest” means, for any Genesis Funding Entity, 100% of the equity interest, both beneficial and of record, in such Genesis Funding Entity whether such be in the form of shares of a corporation, membership in a limited liability company or beneficial interest in a trust.

“BI Aircraft” means any Aircraft title to which is held by (or, in the case of the Skymark Aircraft, the beneficial interest in which is held by) any Genesis Funding Entity on the AP Closing Date (subject to Section 3.1).

“BI Seller” means either GECC, or any other entity designated as a “BI Seller” on Schedule 1 hereof, as a Seller of the Beneficial Interest in a Genesis Funding Entity.

“BI Transfer Date” has the meaning specified in Section 2.1.

“Bill of Sale” means, for any Aircraft, an executed bill of sale from the Seller thereof to the Purchaser or relevant Genesis Funding Entity substantially in the form of Exhibit B (with such modifications as counsel to any Seller in any Delivery Location may advise as necessary or desirable) and, as necessary, any FAA Bill of Sale executed by the Seller thereof.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001.

“Cargo Door Rent Balance” means an amount equal to the “Cargo Door” Rent (in the amount of $20,000 per rental period) paid by ABX Air, Inc., under the Lease in respect of Aircraft No. ___ (MSN 23022) or Aircraft No. __ (MSN 23140) received by the lessor thereof during the period from the commencement of either such Lease and prior to the AP Closing Date (to the extent that such amount has not been paid to such Lessee pursuant to such Lease).

“CDEC” has the meaning specified in Section 13.2.

“Code” mean the Internal Revenue Code of 1986, as amended from time to time.

“Contracts” has the meaning specified in Section 8.3.

“Debt Allocation Amount” means, in respect of an Aircraft, the amount set forth for such Aircraft under the heading “Debt Allocation Amount” on Schedule 7.

“Debt Rate” means the rate per annum equal to sum of (a) the Applicable Rate of Interest with respect to the Class G-1 Notes and (b) the Policy Percentage (as defined in the Policy Fee Letter).

“Delivery” means, (a) for any Independent Aircraft, transfer of title (or the beneficial interest in the case of the Skymark Aircraft) to such Aircraft from the Seller thereof to Genesis Funding or any other Subsidiary of Genesis Funding, in accordance with Section 3.4(b) and the other provisions of this Agreement, and (b) for any BI Aircraft, Transfer of the Beneficial Interest of the Genesis Funding Entity that has title (or the beneficial interest in the case of the Skymark Aircraft), or holds the Beneficial Interest in another Genesis Funding Entity that has title (or the beneficial interest in the case of the Skymark Aircraft), to such BI Aircraft in accordance with Section 3.4(a) and the other provisions of this Agreement.

“Delivery Date” means, for any Aircraft, the date on which Delivery therefor occurs in accordance with this Agreement.

“Delivery Expiry Date” means the date that is 210 days after the AP Closing Date.

“Delivery Location” means, for any Aircraft, the location of such Aircraft at the time of Delivery as GECC shall designate, subject to Section 3.

“Designated Jurisdiction” means a jurisdiction in which there is no adverse Tax consequence from a delivery or transfer of an Aircraft or a beneficial interest therein as a result of the Aircraft being located in such jurisdiction at the time of such delivery or transfer.

“Disclosure Letter” means the First Disclosure Letter or a Supplemental Disclosure Letter.

“Dollars” and “$” mean the lawful currency for the time being of the United States of America.

“Engine” means, in respect of any Aircraft, each engine for such Aircraft as described in Schedule 2 or the Substitute Aircraft Supplement, as applicable, concerning such Aircraft or, where any such engine has been replaced under the terms of the relevant Lease and title to the replacement engine has passed to the owner of such replaced Engine, such replacement engine as described in the relevant Bill of Sale or Acknowledgement of Delivery, as the case may be, together with all equipment, parts and accessories belonging to, installed in or appurtenant to such engine and includes, where the context permits, a separate reference to the Aircraft Documents concerning such engine.

“Equity Allocation Amount” means, in respect of an Aircraft, the amount set forth for such Aircraft under the heading “Equity Allocation Amount” on Schedule 7.

“Event” has the meaning specified in Section 11(e).

“Event of Default” means, for any Aircraft, any event defined as such or as “Termination Event” or the like in the relevant Lease.

“Event of Loss” means, for any Aircraft, any event defined as such or as “Casualty Occurrence” or “Total Loss” or the like in the relevant Lease.

“Existing Lessor” has the meaning ascribed thereto in the definition of “Assignment of Lease” herein.

“FAA Bill of Sale” means, with respect to any Aircraft the State of Registration of which is the United States of America, a Federal Aviation Administration Bill of Sale (AC Form 8050-2) to be executed by the Seller in favor of the Purchaser or Genesis Funding Entity, and upon Delivery, filed with the Air Authority of the United States of America.

“Final Determination” means (i)(A) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all appeals allowable by law by either party to the action have been exhausted or the time for filing such appeals has expired or (B) in any case involving United States federal income taxes where judicial review shall at the time be unavailable because the proposed adjustment involves a decrease in net operating loss carry forwards or business credit carry forwards, a decision, judgment, decree or other order of an administrative official or agency of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., where all administrative appeals have been exhausted by all parties thereto), (ii) a closing agreement entered into (x) under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding and (y) with the consent of GECC, (iii) the expiration of the time for instituting suit with respect to the claimed efficiency or (iv) the expiration of the time for instituting a claim for refund or, if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

“First Disclosure Letter” means a letter from GECC or the applicable Seller to the Purchaser dated the date hereof setting out certain information as at the date hereof.

“Formation Agreement” means, for each Genesis Funding Entity, the formation document or trust agreement pursuant to which such Genesis Funding Entity was created, as amended or supplemented to the date of determination.

“GECAS” means GE Commercial Aviation Services Limited, an Irish corporation.

“GE Group” has the meaning specified in Section 11(c).

“GECC” means General Electric Capital Corporation, a Delaware corporation.

“Genesis Funding” means Genesis Funding Limited, a Bermuda exempted company.

“Genesis Funding Corporate Entity” means any Genesis Funding Entity designated as a Genesis Funding Corporate Entity in Schedule 6 hereto.

“Genesis Funding Entity” means any of the entities listed in Schedule 6 hereto.

“Genesis Funding Non-Corporate Entity” means any Genesis Funding Entity designated as a Genesis Funding Non-Corporate Entity Partnership in Schedule 6 hereto.

“Genesis Funding State Corporate Entity” has the meaning set forth in Section 8.6.

“Government Entity” means:

(1)	any national government, political sub-division thereof, or local jurisdiction therein;

(2)	any instrumentality, board, commission, department, division, organ, court, exchange control authority, or agency of any thereof, however constituted; or

(3)	any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

“Guaranty” means the Guaranty of GECC in respect of the transactions contemplated hereby in substantially the form of Exhibit D hereto.

“Indenture” means the Indenture dated as of the date hereof between Genesis Funding, as the Issuer, Deutsche Bank Trust Company Americas, as the Trustee, the Operating Bank and the Cash Manager, PK AirFinance US, Inc., as the Initial Liquidity Facility Provider, and the Policy Provider.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, as the trustee under the Indenture.

“Independent Aircraft” means each Aircraft listed on Schedule 1 (other than any BI Aircraft but subject to Section 3.1) and, in each case, any Substitute Aircraft substituted therefor pursuant to Section 4.1.

“Independent Seller” means each Independent Seller listed on Schedule 1.

“Intercompany Lease” means, for any Aircraft, any lease therefor in the Agreed Form between the applicable Genesis Funding Entities.

“International Interest” has the meaning given to such term in the Cape Town Convention.

“International Registry” means the registry established pursuant to the Cape Town Convention.

“Lease” means, for any Aircraft, the aircraft lease agreement (as amended, supplemented, novated or assigned by any relevant Lease Document) between the Existing Lessor thereof and the relevant Lessee identified as such in Schedule 2 or the Substitute Aircraft Supplement, as applicable, concerning such Aircraft.

“Lease Assignment Documents” has the meaning ascribed thereto in the Security Trust Agreement.

“Lease Documents” means, for any Aircraft, all agreements identified as such in Schedule 2 or the Substitute Aircraft Supplement, as applicable, concerning such Aircraft, including any applicable Lease Novation or Assignment of Lease, as such may be amended by any Disclosure Letter the contents of which have been agreed to by Genesis Funding, and any Intercompany Lease.

“Lease Novation” means, for any Independent Aircraft, a lease novation or assignment and amendment agreement therefor in the Agreed Form, to be entered into between the Purchaser thereof and/or the New Lessor, the Existing Lessor thereof as lessor and the relevant Lessee, under which the relevant Lease will be novated or assigned and amended so that such Purchaser or New Lessor (as appropriate) will be substituted as lessor of such Aircraft in place of such Existing Lessor.

“Lessee” means, for any Aircraft, the lessee of such Aircraft as identified in Schedule 2 or the Substitute Aircraft Supplement, as applicable, and includes where the context permits a separate reference to the lessee under an Intercompany Lease.

“Lessee Encumbrance” means, for any Aircraft, any Encumbrance which is created by or is attributable to the acts, omissions, debts or liabilities of the applicable Lessee or its Affiliates.

“Lessee Furnished Equipment” means, for any Aircraft, those appliances, parts, accessories, instruments, navigational and communications equipment, furnishings modules, components and other items of equipment installed in or furnished with such Aircraft at Delivery and ownership of which is not required pursuant to the relevant Lease to vest in or be transferred to the lessor or owner of such Aircraft, as the case may be.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Applicable Law (including, without limitation, any environmental law), and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Losses” has the meaning specified in Section 10.1.

“Manufacturer” means, for any Aircraft, the manufacturer thereof as identified in Schedule 2 or the Substitute Aircraft Supplement, as applicable, and includes where the context permits a separate reference to the manufacturer of each Engine as identified in Schedule 2 or the Substitute Aircraft Supplement, as applicable.

“Material Damage” means, for any Aircraft, damage to such Aircraft in excess of 25% of the applicable Aircraft Value.

“Material Default” means, for any Lease:

(1)
an Event of Default consisting of failure to pay Rent or Additional Rent when due if such delinquency is in excess of thirty days from the due date (a “Payment Default”) or any non-payment Event of Default; or

(2)	any insurance default under such Lease known to GECC or any applicable Seller;

unless, in any such case, such Event of Default, Payment Default or insurance default has been disclosed to each Rating Agency and the Policy Provider prior to the AP Closing Date.

“Negative Hedge Breakage Costs” means, in respect of any Aircraft, an amount equal to the amount allocable to such Aircraft that is payable by any Issuer Group Member to a Hedge Provider due to an early termination of any Hedge Agreement resulting from the non-delivery of, or deemed rescission of the transfer in respect of, such Aircraft.

“New Lessor” has the meaning ascribed thereto in the definition of “Assigned Lease” herein.

“Non-Delivered Aircraft Adjustment Amount” means, with respect to any Aircraft to which the payment provisions of Section 4.2 applies, the remainder, which may be a negative number, of (A) all Additional Rent received by or on behalf of the relevant lessor under the Lease of such Aircraft and paid to Genesis Funding pursuant to Section 5.3 hereof, minus (B) the amount of maintenance contributions, airworthiness directive cost sharing payments and other similar payments made by or on behalf of Genesis Funding for such Aircraft on or after the AP Closing Date.

“Novated Lease” means, for any Lease subject to a Lease Novation, such Lease as novated to the Purchaser or New Lessor (as appropriate) of the Aircraft the subject of such Lease, and as amended by the applicable Lease Novation.

“Operative Documents” means, for any Aircraft, (a) this Agreement, (b) the Guaranty, (c) the Bill of Sale or Acknowledgement of Delivery therefor, as applicable, (d) either (i) the Lease Novation or (ii) the Assignment of Lease therefor, and (e) in the case of any BI Aircraft, the Assignment of Beneficial Interest together with, in case of Beneficial Interests consisting of capital stock or equity interest, certificates representing such Beneficial Interest duly issued and registered in the name of Genesis Funding.

“Order” means any writ, judgment, decree, injunction or similar order of any governmental or regulatory authority (in each case whether preliminary or final).

“Parts” shall mean any part, component, appliance, accessory, instrument or other item of equipment (other than any of the Engines) installed in or furnished with or attached to any of the Aircraft at Delivery (or part thereof) except Lessee Furnished Equipment.

“Paying Party” has the meaning specified in Section 5.7.

“Payment Default” has the meaning ascribed thereto in the definition of “Material Default” herein.

“Permits” has the meaning specified in Section 8.3.

“Permitted Encumbrance” means:

(1)	any Purchaser Encumbrance;

(2)
the rights conferred by the Lease Documents (including Encumbrances under the Skymark Head Lease, the Skymark Participation Agreement, the SC Air Conditional Sale Agreement, and related documents, including the interest held by SC Air); and

(3)	any Lessee Encumbrances.

“Policy Provider” means Financial Guaranty Insurance Company.

“Positive Hedge Breakage Costs” means, in respect of any Aircraft, an amount equal to the amount allocable to such Aircraft that is payable to any Issuer Group Member by a Hedge Provider due to an early termination of any Hedge Agreement resulting from the non-delivery of, or deemed rescission of the transfer in respect of, such Aircraft.

“Pre-Closing Taxes” has the meaning specified in Section 11(d)(iv).

“Pre-Closing Tax Returns” has the meaning specified in Section 11(d)(iii).

“Priority Search Certificate” shall have the meaning set forth in the regulations adopted pursuant to the Cape Town Convention.

“Purchaser” means, for any Asset, the purchaser of such Asset pursuant to this Agreement, which shall be Genesis Funding or, in the case of any Independent Aircraft, any of Genesis Funding or any Subsidiary of Genesis Funding as designated in writing by Genesis Funding at least three Business Days (or such shorter period as may be agreed) prior to the relevant Delivery Date.

“Purchaser Encumbrance” means any Encumbrance which is created by or results from debts or liabilities or actions or omissions of any Purchaser of an Asset or its Affiliates.

“Purchaser Indemnitees” means Genesis Funding, any Subsidiary of Genesis Funding, each other Purchaser, the Security Trustee, the Trustee, the Directors, the holders of the Class A Shares, the Policy Provider and any of their respective successors and assigns, shareholders (except in the case of the shareholders of the holders of the Class A Shares), subsidiaries, Affiliates, directors, trustees, servants, agents and employees.

“Receiving Party” has the meaning specified in Section 5.7.

“Remaining Aircraft” has the meaning specified in Section 4.1(a).

“Retained Rights” has the meaning specified in Section 2.1.

“SC Air” means SC Air 737H Co. Ltd., a Japanese limited liability company.

“SC Air Conditional Sale Agreement” means the Conditional Sale Agreement dated December 20, 2005 between SC Air, as seller, and Celestial Aviation Trading 63 Limited, as buyer, as amended, modified and supplemented from time to time and as further novated and amended by a Conditional Sale Assignment and Amendment Agreement among Celestial Aviation Trading 63 Limited, as existing buyer, the Skymark Beneficial Owner, as new buyer, and SC Air, as seller.

“SC Air Mortgage” means the First Priority Aircraft Mortgage Agreement dated December 21, 2005 between the Celestial Aviation Trading 63 Limited, as mortgagee, and SC Air, as mortgagor, amended, modified and supplemented from time to time and as further assigned and amended by a Mortgage Assignment and Amendment Agreement among SC Air, as mortgagor, Celestial Aviation Trading 63 Limited, as existing mortgagee and the Skymark Beneficial Owner, as new mortgagee, securing the prompt performance by SC Air of its obligation and liability to transfer title to the Skymark Aircraft to the Skymark Beneficial Owner under the SC Air Conditional Sale Agreement.

“Security Deposit” means, for any Aircraft, the amount (whether in the form of cash, a letter of credit, guarantee, promissory note or otherwise) set forth opposite the term “Security Deposit” in respect of such Aircraft on Schedule 2 or the Substitute Aircraft Supplement, as applicable, in each case paid to the applicable lessor and not applied or repaid as of the AP Closing Date, together with any interest thereon required under the terms of the applicable Lease to be paid to or to accrue in favor of the Lessee thereunder to the AP Closing Date.

“Seller” means with respect to any Asset, the BI Seller or the Independent Seller, as the case may be, selling such Asset. For the avoidance of doubt, Seller shall not mean any seller of aircraft or any other asset to any of the Purchasers other than pursuant to this Agreement.

“Seller Indemnitees” means, for any Aircraft, the Seller thereof (and each party named as an Indemnitee with respect to the Lease of such Aircraft prior to amendment thereof by an Assignment of Lease or Lease Novation, as the case may be), GECC and any of their respective successors and assigns, shareholders, subsidiaries, Affiliates, directors, trustees, servants, agents, and employees.

“Skymark Aircraft” means the Boeing 737-800 aircraft bearing manufacturer’s serial number 34247.

“Skymark Beneficial Owner” means Wells Fargo Bank Northwest, National Association, as owner trustee.

“Skymark Head Lease” means the Head Lease Agreement between the Skymark Beneficial Owner, as lessor, and Genesis Funding France 2 S.à r.l., as lessee.

“Skymark Lease” means the Aircraft Specific Lease Agreement dated June 9, 2004 between AFS Investments 63 LLC, as lessor, and Skymark Airlines Co., Ltd., as lessee, incorporating the terms of the Aircraft Lease Common terms agreement dated April 4, 2004 between Aviation Financial Services Inc., as lessor, and Skymark Airlines Co., Ltd., as lessee; as amended, modified and supplemented from time to time and as further novated and amended by a Deed of Amendment and Novation dated October 18, 2005 between AFS Investments 63 LLC, as existing lessor, GECAS Aircraft Leasing Norway AS, as new lessor, and Skymark Airlines Co., Ltd., as lessee; and by a Deed of Amendment and Novation among GECAS Aircraft Leasing Norway AS, as existing lessor, Genesis Funding France 2 S.à r.l., as new lessor, and Skymark Airlines Co., Ltd., as lessee.

“Skymark Participation Agreement” means the Participation Agreement dated December 20, 2005 among SC Air, Celestial Aviation Trading 63 Limited, GECAS Aircraft Leasing Norway AS and Skymark Airlines Co., Ltd., as amended, modified and supplemented from time to time and as further assigned and amended by a Participation Agreement Assignment and Amendment Agreement among SC Air, Celestial Aviation Trading 63

Limited, the Skymark Beneficial Owner, GECAS Aircraft Leasing Norway AS, Genesis Funding France 2 S.à r.l. and Skymark Airlines Co., Ltd.

“State of Registration” means, for any Aircraft, the country identified in Schedule 2 or the Substitute Aircraft Supplement, as applicable, concerning such Aircraft.

“Subsidiary” of any Person means a corporation, company or other entity: (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter owned or controlled, directly or indirectly, by such Person, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person; provided, however, that in each case, such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or controls exists.

“Substitute Aircraft” has the meaning specified in Section 4.1(b).

“Substitute Aircraft Adjustment Amount” means, with respect to a Substitute Aircraft and the related Remaining Aircraft, the sum of (a) the difference (whether positive or negative) obtained by subtracting (i) the amount obtained by subtracting (u) the amount of maintenance contributions, airworthiness directive cost sharing payments and other similar payments made by or on behalf of the relevant lessor under the Lease for such Substitute Aircraft on or after the AP Closing Date from (v) the amount of Additional Rent received by or on behalf of the relevant lessor under the Lease for such Substitute Aircraft on or after the AP Closing Date, from (ii) the amount obtained by subtracting (x) the amount of maintenance contributions, airworthiness directive cost sharing payments and other similar payments made by or on behalf of Genesis Funding for such Remaining Aircraft after the AP Closing Date from (y) the amount of Additional Rent received by Genesis Funding for such Remaining Aircraft after the AP Closing Date and (b) the difference (whether positive or negative) obtained by subtracting (i) the sum of the portions of any Basic Rent under the Lease for such Substitute Aircraft received (and any amounts debited from the Security Deposit relating to such Substitute Aircraft due to the nonpayment of such Basic Rent) by or on behalf of the related Seller or relevant Lessor, as applicable, related to the period subsequent to the AP Closing Date from (ii) the sum of the portions of any Basic Rent under the Lease for such Remaining Aircraft received (and any amounts debited from the Security Deposit relating to such Remaining Aircraft due to the nonpayment of such Basic Rent) by or on behalf of Genesis Funding, related to the period subsequent to the AP Closing Date.

“Substitute Aircraft Supplement” means, for any Substitute Aircraft, a supplement to this Agreement in the Agreed Form which, among other things, sets forth such matters as GECC and Genesis Funding shall agree apply specifically to such Substitute Aircraft, as provided in Section 4.1(c).

“Sumitomo” means Sumitomo Corporation, a Japanese corporation.

“Sumitomo Share Pledge Agreement” means the Share Pledge Agreement dated December 20, 2005 between Celestial Aviation Trading 63 Limited, as pledgee, and Sumitomo, as pledgor, as amended, modified and supplemented from time to time and as further assigned and amended by a Share Pledge Assignment and Amendment Agreement among Sumitomo, as pledgor, Celestial Aviation Trading 63 Limited, as existing pledgee and the Skymark Beneficial Owner, as new pledgee.

“Supplemental Disclosure Letter” means, (a) for any Independent Aircraft, a letter from GECC or the applicable Seller to Genesis Funding setting out certain information as of the Delivery Date for such Aircraft and (b) for any BI Aircraft, a letter from GECC or the applicable Seller to Genesis Funding setting out certain information as of the relevant BI Transfer Date.

“Taxes” means any and all present and future sales, use, personal property, customs, ad valorem, value added, turnover, franchise, windfall or other profits, payroll, capital stock, employment, social security, workers’ compensation, unemployment compensation, stamp, transfer, excise, interest equalization, income, gross receipts, limited liability company minimum, limited partnership minimum or other taxes, fees, withholdings, imposts, duties, deductions, levies, or other charges of any nature, together with any penalties, fines, or interest thereon, imposed, levied, or assessed by, or otherwise payable to, any Government Entity.

“Tax Return” with respect to any entity means a report, return or other information (including any amendments) required to be supplied to a Government Entity with respect to Taxes of such entity including, information returns and, where permitted or required, combined or consolidated returns for any group of entities that include the entity.

“Tax Sharing Agreement” has the meaning specified in Section 11(d)(i).

“Transfer” means the sale, conveyance and transfer of any Beneficial Interest.

“Treasury Regulations” means proposed, temporary or final regulations promulgated under the Code by the United States Treasury Department.

1.2
In addition to the terms defined in Section 1.1, and for all purposes of this Agreement, all capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.

1.3	(a)	In this Agreement, unless the contrary intention is stated, a reference to:

(i)
each of “GECC”, any “Seller”, “Genesis Funding”, any “Purchaser” or any other Person includes without prejudice to the provisions of this Agreement any successor in title to it or any permitted assignee;

(ii)	words in the plural include the singular and vice versa;

(iii)	any document includes that document as amended, novated or supplemented, in each case in accordance with its terms;

(iv)
a law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, convention, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof; and (4) is a reference to that provision as amended, substituted or re-enacted;

(v)	a Section, an Exhibit or a Schedule is a reference to a section of or an exhibit or a schedule to this Agreement; and

(vi)	references to the beneficial interest in the Skymark Aircraft mean the interest of the purchaser pursuant to the SC Air Conditional Sale Agreement.

(b)	The headings in this Agreement are to be ignored in construing this Agreement.

2.	SALE AND PURCHASE

2.1
On the AP Closing Date, or as promptly thereafter as practical (but no later than the Delivery Expiry Date), and upon the satisfaction of all of the conditions precedent by the BI Seller in Sections 6 and 7 with respect to all of the BI Aircraft then owned by each Genesis Funding Entity (each such date, the “BI Transfer Date” for such Genesis Funding Entity), the Purchaser will purchase from Seller and concurrently therewith, the BI Seller will sell to the Purchaser, the Beneficial Interest in such Genesis Funding Entity by delivery to the Purchaser of an Assignment of Beneficial Interest in the form of Exhibit A-1, A-2 or A-3, as applicable, hereto, dated such BI Transfer Date, and in the case of a Beneficial Interest consisting of capital stock or equity interest certificates, certificates (with all required stock transfer tax having been paid) evidencing such Beneficial Interest, conveying to the Purchaser outright and unconditionally all of the BI Seller’s right, title and interest in, to and under such Beneficial Interest of such Genesis Funding Entity, including, without limitation, all of the BI Seller’s rights as shareholder, member or beneficiary, as the case may be, of such Genesis Funding Entity, any applicable Security Deposit or Additional Rent but excluding any Additional Rent paid on or prior to the AP Closing Date, together with all other agreements, contracts, documents and instruments evidencing any of such right, title and interest as well as the proceeds of all thereof, in each case free from any Encumbrances other than Permitted Encumbrances (individually or collectively, the “Assigned Property” for such Genesis Funding Entity) on, and subject to, the terms and conditions contained in this Agreement; reserving, however, to such Seller all claims for indemnities payable to such Seller (or the applicable Genesis Funding Entity) under the related Lease(s) in respect of any act or omission or events occurring prior to the later of the (i) AP Closing Date and (ii) Delivery Date for such Genesis Funding Entity (the “Retained Rights” for the Aircraft relating to or for such Genesis Funding Entity). For the avoidance of doubt, except in the case of a Substitute Aircraft or an undelivered Aircraft as provided in Section 4, all Basic Rent and Additional Rent paid on or prior to the AP Closing Date shall be retained by or paid over to, as the case may be, the applicable BI Seller and all Basic Rent and Additional Rent paid after the AP Closing Date shall be credited to or retained by or paid over to, as the case may be, the applicable Purchaser. Effective as of the BI Transfer Date for each Genesis Funding Entity, on, and subject to, the terms and conditions contained in this Agreement, the Purchaser agrees to accept the assignment of the Assigned Property for such Genesis Funding Entity from the BI Seller and, subject to Section 3.5, assume and undertake all of the duties, obligations and liabilities of the BI Seller with respect to such Assigned Property arising and to be performed on or after such BI Transfer Date and agrees to be bound by all the terms of and to undertake all of the duties, obligations and liabilities arising after such BI Transfer Date of the BI Seller with respect to the Assigned Property for such Genesis Funding Entity. Each Purchaser or Genesis Funding with respect to a Retained Right shall take such actions or pursue such claims as reasonably requested to by the Seller; provided, (i) all costs incurred by the Purchaser and Genesis Funding shall be for the Seller’s account, (ii) the Seller agrees to indemnify the Purchaser and Genesis Funding for any costs or liabilities incurred in connection with such action or pursuit of claim and (iii) such action or pursuit of claim shall not be inconsistent with a Purchaser’s or Genesis Funding’s obligations under any of the Operative Documents.

2.2
With respect to each Independent Aircraft, on or after the AP Closing Date (but no later than the Delivery Expiry Date), and upon the satisfaction of all of the conditions precedent by any Independent Seller in Sections 6 and 7 with respect to any Independent Aircraft owned by such Independent Seller, the Purchaser will purchase from such Independent Seller and concurrently therewith, such Independent Seller will sell to the Purchaser, such Independent Aircraft, including, without limitation, the Aircraft Documents and any applicable Security Deposit or Additional Rent, but excluding any Additional Rent paid on or prior to the AP Closing Date and Retained Rights, on and subject to the terms and conditions contained in this Agreement (including, without limitation, the execution of a Lease Novation or Assignment of Lease (as the case may be) in respect of such Independent Aircraft and delivery of the Lease Documents therefor), each in its “AS IS” and “WHERE IS” condition at the relevant Delivery Location, free from any Encumbrances other than Permitted Encumbrances. For the avoidance of doubt, except in the case of a Substitute Aircraft or an undelivered Aircraft as provided in Section 4, all Basic Rent paid or to be payable in respect of the period prior to, and all Additional Rent paid on or prior to, the AP Closing Date shall be retained by or paid over to, as the case may be, the applicable Seller and all Basic Rent and Additional Rent paid in respect of the period after the AP Closing Date shall be credited to or retained by or paid over to, as the case may be, the applicable Purchaser. Each Purchaser or Genesis Funding with respect to a Retained Right shall take such actions or pursue such claims as reasonably requested to by the Seller; provided, (i) all costs incurred by the Purchaser and Genesis Funding shall be for the Seller’s account, (ii) the Seller agrees to indemnify the Purchaser and Genesis Funding for any costs or liabilities incurred in connection with such action or pursuit of claim and (iii) such action or pursuit of claim shall not be inconsistent with a Purchaser’s or Genesis Funding’s obligations under any of the Operative Documents

2.3
The parties hereto acknowledge, consent and agree that from and after the AP Closing Date, each of the Aircraft shall be subject to the Management Agreement as attached as Exhibit G hereto and the Servicing Agreement as attached as Exhibit F hereto on the terms and conditions provided herein and therein whether or not such Aircraft shall have been delivered hereunder or any Delivery Date shall have occurred, provided always that (without prejudice to the terms of the Management Agreement or the Servicing Agreement) from and after the Delivery Expiry Date an Aircraft shall cease to be subject to the Management Agreement and the Servicing Agreement upon payment by GECC of the amount specified in Section 4.2 in respect of such Aircraft. Each party hereto further agrees that from and after the AP Closing Date it shall reasonably cooperate with, and take such action as may be reasonably requested by, the Servicer in connection with the performance of the Servicer’s obligations under the Servicing Agreement.

2.4
In consideration of Genesis Funding agreeing to purchase the Aircraft, GECC and the applicable Sellers agree to pay to Citibank, N.A., on behalf of Genesis Funding, an amount equal to the premium, if any [($__________)][1]  payable by Genesis Funding to Citibank, N.A. in connection with entering into the Initial Hedge Agreements on the AP Closing Date.

3.	DELIVERY AND ACCEPTANCE

3.1
Each of the relevant BI Seller and the Purchaser shall use commercially reasonable efforts to cause the Transfer of the Beneficial Interest for each Genesis Funding Entity to occur on or as soon as reasonably practicable after the AP Closing Date, and each of GECC and each of the Independent Sellers and the Purchaser shall use commercially reasonable efforts to cause Delivery of each Independent Aircraft to occur on or as soon as reasonably practicable after the AP Closing Date, in each case subject to the other terms and conditions of this Agreement, but in no event later than the Delivery Expiry Date. Delivery of the Independent Aircraft need not take place concurrently or in the order set out in Schedule 2. If the failure to satisfy one or more conditions precedent with respect to any BI Aircraft (but less than all the BI Aircraft) owned by any Genesis Funding Entity is the sole reason preventing the Transfer of the Beneficial Interest of such Genesis Funding Entity to occur prior to the Delivery Expiry Date, GECC may, following notice to Genesis Funding, cause such Genesis Funding Entity first to effect delivery of such BI Aircraft to one of the Sellers (or other entity designated in writing by GECC at least three Business Days (or such shorter period as may be agreed) prior to the date of such delivery) prior to the Delivery Expiry Date (whereupon such BI Aircraft shall be an Independent Aircraft for purpose of this Agreement), and promptly thereafter on or prior to the Delivery Expiry Date to Transfer the Beneficial Interest of such Genesis Funding Entity to Genesis Funding.

3.2	GECC and any other Seller of any Independent Aircraft shall cause the Delivery Location for such Aircraft to be in a jurisdiction:

(a)
where GECC has determined, in its sole discretion, that there are no Taxes (other than income taxes imposed on the Seller thereof) that would be imposed upon such Seller, the Purchaser thereof or the Aircraft as a result of the transfer of title to the applicable Aircraft to such Purchaser, provided that the Seller may (but shall not be obligated to) complete any sale where such Taxes would be imposed

[1]	To be determined and inserted at closing, if a positive number.

on such Seller and, with the prior written consent of the Purchaser thereof, such Seller may (but shall not be obligated to) complete any sale where such Taxes would be imposed on such Purchaser; and

(b)
where the security, if any, contemplated by the applicable Assignment of Lease, Lease Novation or any related Lease Document to be granted to the Purchaser or New Lessor thereof would be effective relative to such Aircraft; and

(c)
where the security contemplated by the Security Trust Agreement with respect to the applicable Lease, and, in the case of Aircraft registered in the United States or Ireland, the Aircraft, would be effective under the governing law of the Security Trust Agreement.

In the case of any BI Aircraft, the relevant BI Seller shall use reasonable efforts to cause the Delivery Location for such Aircraft to be in a jurisdiction where such BI Seller has determined, in its sole discretion that there are no Taxes (other than income taxes imposed on the Seller thereof) that would be imposed upon such Seller, the Purchaser thereof, the Genesis Funding Entity or the Aircraft as a result of the Transfer of Beneficial Interest relating to such BI Aircraft to Genesis Funding subject in all cases to the proviso set forth in Section 3.2(a) above.

3.3
GECC shall use reasonable efforts to keep Genesis Funding advised as to any information of which GECC becomes aware as to the intended whereabouts of each Independent Aircraft on the expected Delivery Date therefor and of each BI Aircraft on the expected BI Transfer Date relating to such BI Aircraft. Each Purchaser shall, subject to the terms and conditions of this Agreement and using reasonable efforts, cooperate with the Seller of each Aircraft (at such Seller’s cost) so as to allow the Delivery relating to such Independent Aircraft, as the case may be, to occur when such Aircraft is at the Delivery Location therefor. In the event that GECC or the relevant Seller reasonably believes that the jurisdiction of the Delivery Location is a jurisdiction where there may be Taxes imposed upon any Seller Indemnitee or any Purchaser Indemnitee as a result of the transfer of the Seller’s interest in the applicable Aircraft or Genesis Funding Entity to the Purchaser or for which the Seller would otherwise be liable under Section 11 hereof, the Seller may, to the extent a favorable Delivery Location cannot be arranged, elect to treat such Aircraft as a Remaining Aircraft.

3.4	(a)
 For each BI Aircraft, on the Delivery Date therefor, subject to the satisfaction of the conditions precedent set out in Section 7.1 and Exhibit E-1 applicable thereto, the Seller thereof shall be deemed to have tendered such BI Aircraft for Delivery. On each BI Transfer Date, subject to the satisfaction of the conditions precedent set out in Sections 6 and 7 applicable thereto, the BI Seller shall execute an Assignment of Beneficial Interest in the form of Exhibit A-1, A-2 or A-3, as applicable, attached hereto, and in the case of a Beneficial Interest consisting of capital stock or equity interest certificates cause the certificates representing the Beneficial Interest to be duly registered in the name of Genesis Funding.

(b)	For each Independent Aircraft, on the Delivery Date therefor, subject to satisfaction of the conditions precedent set out in Sections 6 and 7 applicable thereto, the Seller thereof shall tender such Independent Aircraft for Delivery. Delivery and acceptance of any Independent Aircraft hereunder shall take place while such Independent Aircraft is located at the Delivery Location therefor, by such Seller either (i) subject to Section 3.4(c), delivering physical possession of such Independent Aircraft to the Purchaser thereof or (ii) executing and delivering to such Purchaser a Bill of Sale. Thereupon, full legal and beneficial title to such Independent Aircraft, free from Encumbrances other than Permitted Encumbrances, shall pass from the Seller thereof to the Purchaser thereof. Simultaneously with physical delivery of any Independent Aircraft or delivery to the Purchaser of the Bill of Sale (as the case may be), title to the Aircraft Documents therefor shall pass as provided in the Lease Novation or the Assignment of Lease, as applicable, and the Lease related thereto shall be novated or assigned (as the case may be) upon the Delivery of such Independent Aircraft. Where Delivery is effected by delivering physical possession of any Independent Aircraft, the Purchaser thereof shall execute and deliver to the Seller thereof an Acknowledgement of Delivery and, at any time after Delivery upon reasonable request of the Purchaser, the Seller thereof shall deliver to the Purchaser thereof a confirmatory bill of sale substantially in the form of the Bill of Sale, mutatis mutandis; notwithstanding the foregoing, the parties hereto agree that each Seller may refuse any such request of any Purchaser to deliver a confirmatory bill of sale if such delivery would result in the imposition of any Taxes, including without limitation, documentary taxes on such Seller, such Purchaser or the Independent Aircraft.

(c)
Each Seller of an Independent Aircraft agrees that it will elect to Deliver such Aircraft to the Purchaser thereof pursuant to a Bill of Sale unless such Delivery will result in any documentary Taxes or other Taxes being imposed upon such Seller or Purchaser or the Aircraft that would not otherwise be imposed as a result of such Delivery and/or the opinion delivered in accordance with Section 7.2(g)(i) states that such Delivery is not a valid transfer of title.

3.5
Subject to the provisions of Section 5.3 hereof with respect to Material Damage and Event of Loss in respect of any Aircraft, the risk of the existence of any unrepaired Material Damage or the occurrence of an Event of Loss with respect to an Aircraft shall be retained by the applicable Seller thereof until the applicable BI Transfer Date in the case of any BI Aircraft or the applicable Delivery Date in the case of any Independent Aircraft. All other risk of loss of, or damage to, each Aircraft (other than a Substitute Aircraft) and the Aircraft Documents relating thereto shall pass from the Seller thereof to the Purchaser thereof on the AP Closing Date (provided that if Delivery in respect of any such Aircraft shall not occur on or before the Delivery Expiry Date such risk of loss or damage with respect to such undelivered Aircraft (and the Aircraft Documents relating thereto) shall return to the Seller thereof), and the risk of loss of, or damage to, each Substitute Aircraft and the Aircraft Documents related thereto shall pass from the Seller thereof to the Purchaser thereof upon physical delivery of the Substitute Aircraft to such Purchaser or upon delivery of the Bill of Sale for such Aircraft to such Purchaser by such Seller, as the case may be, or upon transfer of the Beneficial Interest in respect thereof, as the case may be, pursuant to Section 3.4(a) or (b). If an Event of Loss has occurred on or prior to, or any unrepaired Material Damage with respect to any Aircraft (other than a Substitute Aircraft) is in existence on the applicable BI Transfer Date in the case of any BI Aircraft or the applicable Delivery Date in the case of any Independent Aircraft and is not waived as a failed condition precedent to the occurrence of such Delivery Date or BI Transfer Date by GECC, the applicable Seller and the Purchaser with a Rating Agency Confirmation and the consent of the Policy Provider, then upon notification of the existence of such unrepaired Material Damage or the occurrence of an Event of Loss on such Delivery Date or BI Transfer Date by any party hereto to the other parties hereto within six (6) months from such BI Transfer Date or Delivery Date, the sale of such Beneficial Interest or Independent Aircraft shall be deemed rescinded automatically and Section 5.3 shall apply thereto.

3.6
Each Aircraft to be sold hereunder shall be delivered to the Purchaser (or in the case of the BI Aircraft, deemed delivered on the applicable BI Transfer Date to Genesis Funding) “AS IS” and “WHERE IS”, at the Delivery Location and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET OUT IN SECTION 12 but without limiting any representation, warranty or covenant of GECC or any other Seller expressly set forth herein and/or in the Bill of Sale or Acknowledgement of Delivery (as the case may be) and/or Assignment of Beneficial Interest for, or in respect of, such Aircraft (together with, in the case of any Beneficial Interest consisting of capital stock or equity interest, the certificate representing the same) delivered pursuant to this Agreement. Subject to receipt or satisfaction or waiver of the conditions precedent referred to in Section 7 applicable thereto and the other provisions of this Agreement, each Purchaser of an Aircraft or of the related Beneficial Interest shall unconditionally accept such Aircraft or Beneficial Interest for all purposes hereunder upon tender of a Bill of Sale or an Acknowledgement of Delivery or of an Assignment of Beneficial Interest (together with, in the case of any Beneficial Interest consisting of capital stock or equity interest certificates representing the same), as the case may be, in accordance with Section 3.4 and the other provisions of this Agreement in the condition in which such Aircraft exists on the Delivery Date (or in the case of any BI Aircraft, on the applicable BI Transfer Date). Acceptance by any Purchaser of a Bill of Sale or of physical delivery as set forth in an Acknowledgement of Delivery in respect of any Aircraft or of an Assignment of Beneficial Interest in respect of any Aircraft then owned by any Purchaser thereof shall constitute an acknowledgement by such Purchaser for the purposes of this Agreement that such Aircraft is in every respect satisfactory to such Purchaser, provided that the foregoing is not intended nor shall the same be construed as a waiver by such Purchaser of any claim that it may have against GECC or any other Seller for breach of any representation, warranty or covenant expressly contained in this Agreement.

3.7
Prior to the Delivery of any Aircraft, the relevant Purchaser and/or its agents, representatives and designees shall have the right, on reasonable prior notice and at such Purchaser’s cost and expense, to inspect such Aircraft on and subject to the terms of the applicable Lease.

4.	SUBSTITUTE AND UNDELIVERED AIRCRAFT

4.1	(a)
 If any Seller is unable to effect Delivery of, or Transfer with respect to, any Aircraft at any time prior to the 30th day before the Delivery Expiry Date for any reason (including, without limitation, the failure of one or more of the conditions set forth in Exhibit E-2 or Section 7.2 but excluding an Event of Loss or Material Damage in respect of such Aircraft), then, in each such case, such Aircraft shall become a “Remaining Aircraft” and the provisions of Section 4.1(b) and (c) and Section 4.2 shall apply.

(b)
If an Aircraft becomes a Remaining Aircraft, then GECC shall promptly inform Genesis Funding and the Policy Provider thereof specifying the reason therefor and shall use reasonable commercial efforts to designate in lieu thereof one or more substitute aircraft that is reasonably acceptable to the Purchaser to be delivered on or before the Delivery Expiry Date that (i) is subject to an operating lease contract containing the Core Lease Provisions, (ii) has the same or greater Average Base Value as of the date of Delivery thereof as such undelivered Remaining Aircraft as of the Delivery of the Substituted Aircraft, (iii) does not result in a Concentration Default under the Indenture, (iv) is subject to an operating lease contract or contracts providing for a similar rent profile and term as such undelivered Remaining Aircraft, (v) has a similar remaining useful life as such undelivered Remaining Aircraft, (vi) such Substitute Aircraft is not a cargo or regional jet aircraft or, if such Substitute Aircraft is a cargo or regional jet aircraft, it is being substituted for an Aircraft of the same category and (vii) in respect of which GECC shall have obtained a Rating Agency Confirmation and the prior written consent of the Policy Provider with respect to the substitution of such Remaining Aircraft (each, a “Substitute Aircraft”), provided, however, that the consent of the Policy Provider shall not be required for such substitution if the Rating Agencies have confirmed that such substitution will not result in an adverse change to the Policy Provider’s capital charge associated with the Class G-1 Notes or the ratings assigned to the Class G-1 Notes by each Rating Agency (without regard to the Policy).

(c)
At least three Business Days but not more than five Business Days prior to the Delivery Date of a Substitute Aircraft, (i) GECC shall provide Genesis Funding, the Indenture Trustee and the Manager a certification of the amount of maintenance contributions made and Additional Rent received by the relevant lessor for such Substitute Aircraft after the AP Closing Date, and (ii) Genesis Funding shall provide GECC, the Indenture Trustee and the Manager a certification of the amount of maintenance contributions made by or on behalf of Genesis Funding and Additional Rent received from the applicable Seller or GECC for the related Remaining Aircraft after the AP Closing Date, and on such Delivery Date, each of GECC and Genesis Funding shall confirm such amounts to the Indenture Trustee and the Manager. Upon the Delivery of a Substitute Aircraft, the Remaining Aircraft which was replaced by such Substitute Aircraft shall cease to be subject to this Agreement and all rights and obligations of the parties hereunder concerning such Remaining Aircraft shall cease, and such

Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such Remaining Aircraft, except as to any matters (other than the matters referred to in Section 4.1(b)) which may be agreed as to such Substitute Aircraft, which shall be set forth in a Substitute Aircraft Supplement, except that the substitution of any Aircraft shall not effect GECC’s obligations under Section 4.2 (provided always that, for the avoidance of doubt, until a Substitute Aircraft is so delivered for a Remaining Aircraft, such Remaining Aircraft shall continue to be subject to this Agreement). On the Delivery Date of a Substitute Aircraft, GECC shall pay or cause the Seller thereof to pay to the Purchaser thereof, an amount, or, if such amount is a negative number, Genesis Funding shall pay or cause the Purchaser thereof to pay to GECC, the Substitute Aircraft Adjustment Amount. Genesis Funding shall promptly thereafter repay to GECC the amount of the cash Security Deposits, if any, Genesis Funding then holds for such Remaining Aircraft and GECC shall promptly pay to Genesis Funding the amount of the cash Security Deposits, if any, GECC or the Existing Lessor then holds for such Substitute Aircraft.

(d)
If an Aircraft (including a BI Aircraft) shall have suffered an Event of Loss or Material Damage, the applicable Seller may, but shall not be obligated to, designate a Substitute Aircraft in respect of such Aircraft, and, if no Substitute Aircraft shall have been designated therefor as provided above, then the Seller shall have no obligation to deliver and the Purchaser shall have no obligation to accept delivery of such Aircraft hereunder.

4.2
If any Aircraft shall not have been delivered on or prior to the Delivery Expiry Date for any reason (whether as a result of an Event of Loss or otherwise), or if the Beneficial Interest of any Genesis Funding Entity is not transferred on or prior to the Delivery Expiry Date for any reason, and provided no Substitute Aircraft shall have been delivered in substitution therefor on or prior to the Delivery Expiry Date then (unless such Aircraft shall have suffered an Event of Loss or Material Damage in respect of which GECC shall be obligated to account to the Purchaser in accordance with the provisions of Section 5.3 hereof) on such date GECC irrevocably and unconditionally agrees to pay, or cause the Seller thereof to pay, and, without duplication thereof, the Seller thereof irrevocably and unconditionally agrees to pay, to Genesis Funding an amount equal to the Aircraft Refund Amount with respect to such Aircraft. In addition, Genesis Funding shall promptly thereafter repay to GECC the amount of the cash Security Deposits, if any, Genesis Funding then holds for such Aircraft. If on the Delivery Expiry Date the Lessee of any such Aircraft is then in default in the payment of basic rent under its Lease of such Aircraft in respect of the period on or after the AP Closing Date and prior to the Delivery Expiry Date, Genesis Funding agrees to pay promptly following its or another Genesis Funding Entity’s receipt thereof, the amount of any such basic rent thereafter received by or on behalf of the Lessor of such Aircraft in respect of the period from and including the AP Closing Date to but excluding the Delivery Expiry Date.

4.3
Except as otherwise expressly provided in Sections 4.1, 4.2 and 5.3, if Delivery of an Aircraft (or Beneficial Interest pertaining thereto) under this Agreement is delayed or does not occur for any reason outside the control of the Seller of such Aircraft, including by reason of the lack of cooperation of any Lessee or other person (other than such Seller or any of its Affiliates), neither GECC nor the Seller thereof will be responsible for any damages, losses, including loss of profit, costs, expenses, liabilities, demands, payments, claims or action arising from or in connection with the delay or failure suffered or incurred by the Purchaser.

5.	PAYMENTS

5.1
Genesis Funding shall pay, for the account of the Purchaser of each Independent Aircraft or BI Aircraft, as the case may be, to GECC for the account of the Seller thereof, on each date on or after the AP Closing Date as GECC notifies Genesis Funding that the applicable Independent Aircraft or BI Aircraft, as the case may be, is in a Designated Jurisdiction, the Aircraft Purchase Price for such Independent Aircraft or BI Aircraft (as such Aircraft Purchase Price shall be adjusted upwards by an amount equal to the investment proceeds allocable in respect of such Aircraft Purchase Price as provided in Section 3.04(j) of the Indenture), subject only to the receipt by Genesis Funding of each of the following:

(a)	the rents attributable to the period after the AP Closing Date referred to in Section 5.2 hereof together with a statement addressed to Genesis Funding identifying the same;

(b)	the Security Deposits referred to in Section 5.4 hereof;

(c)
an opinion of independent and in-house counsel as applicable to GECC in the Agreed Form as to the due execution and delivery of the Guaranty and as to such other matters relating thereto as Genesis Funding may reasonably request;

(d)	the Guaranty duly executed and delivered by GECC;

(e)
a certification in the Agreed Form from a duly authorized officer of GECC and each other Seller to the effect that the representations and warranties of GECC and each other Seller set forth herein are true and correct as of the AP Closing Date;

(f)	a copy, certified by a duly authorized officer of GECC to be a true, complete and up-to-date, of the certificate of incorporation and by-laws of GECC;

(g)
a copy, certified by a duly authorized officer of GECC and each other Seller to be a true, complete and up-to-date, of the resolutions of the Board of Directors (or duly authorized committee thereof) of GECC and each other Seller, (i) approving the transactions contemplated by this Agreement, the Guaranty and the other Operative Documents to which GECC and each other Seller is a party, and (ii) authorizing a Person or Persons to sign and deliver on behalf of GECC and each other Seller, this Agreement, the Guaranty and the other Operative Documents to which GECC and each other Seller is a party and any notices or other documents to be given pursuant hereto or thereto;

(h)
certified copies of organizational documents (including certificates or articles of incorporation, by-laws, limited liability company agreements, Formation Agreements and documents of a similar nature) of such Genesis Funding Entity (if then in existence); and

(i)	the First Disclosure Letter.

5.2
If, on or before the AP Closing Date (and, for the avoidance of doubt, irrespective of whether or not the Delivery Date for any Asset shall have occurred), GECC, any Seller or any Existing Lessor shall have received from any Lessee any rent (which, for avoidance of doubt, shall not include any Additional Rent) under any Lease in respect of the period subsequent to the AP Closing Date, then on the AP Closing Date GECC shall pay or cause the Seller of the Asset subject to such Lease to pay to Genesis Funding (for account of the Purchaser thereof) an amount equal to the portion of any rent received by or on behalf of such Seller or Existing Lessor, as applicable which relates to the period subsequent to the AP Closing Date less any Taxes that GECC or the applicable Seller of the Aircraft is required by law to withhold. In respect of the Aircraft bearing manufacturer’s serial numbers 29547 (AA), 30097 (AA), 1586 (UAL) and 1617 (UAL), any payment of rent received in arrears by Genesis Funding which relates to the period prior to the AP Closing Date shall paid over by Genesis Funding to GECC less any Taxes that GECC or the applicable Seller of the Aircraft is required by law to withhold. Additional Rent paid after the AP Closing Date shall be paid to or retained by Genesis Funding.

5.3
From and after the AP Closing Date and to and including the earlier to occur of the Delivery Expiry Date and the Delivery Date for any Aircraft (if other than the AP Closing Date), GECC shall cause the Servicer to perform rent collection services under the Servicing Agreement on behalf of the relevant Purchaser and shall cause any and all rent and other sums paid by the Lessees under the Leases (except loss proceeds in respect of Material Damage or an Event of Loss in respect of an Aircraft) and received by or on behalf of the relevant Existing Lessor under the related Lease in respect of any period from and after the AP Closing Date, and with respect to amounts received in payment of rent under such Lease, in respect of any period from and after the AP Closing Date, in each instance, to be paid to Genesis Funding Limited (for account of the relevant Purchaser) within two Business Days of receipt thereof and each such payment to be accompanied by a statement identifying the Lease under which such payment was received and the nature of the payment whether constituting basic rent, Additional Rent or otherwise. From and after the AP Closing Date, all maintenance contribution obligations, airworthiness directive cost sharing obligations and similar obligations of a lessor in respect of the Aircraft in respect of any claim therefor under a Lease made after the AP Closing Date shall be the obligation of the Seller if the applicable maintenance was completed prior to the AP Closing Date and the obligation of Genesis Funding if the applicable maintenance was completed on or after the AP Closing Date and will be paid in accordance with the terms of the Indenture and the Servicing Agreement. Notwithstanding the foregoing, (i) if an Aircraft suffers an Event of Loss or unrepaired Material Damage prior to its Delivery, neither GECC nor the Seller shall be obligated to pay to the Purchaser thereof any loss proceeds received in respect thereof and (ii) in respect of any Aircraft which suffers an Event of Loss or unrepaired Material Damage after the AP Closing Date but prior to the Delivery Expiry Date and in respect of which no Substitute Aircraft has been designated pursuant to the terms of this Agreement, on the Delivery Expiry Date or, in the case of a deemed rescission of the sale of any Beneficial Interest or Independent Aircraft pursuant to Section 3.5, on the date of such deemed rescission, GECC shall pay, or cause the Seller thereof to pay, and, without duplication thereof, the Seller shall pay, to Genesis Funding the Aircraft Refund Amount with respect to such Aircraft. In addition, Genesis Funding shall promptly thereafter repay to GECC the amount of the cash Security Deposits, if any, Genesis Funding then is deemed to hold for such Aircraft. If the applicable BI Transfer Date or Delivery Date occurs while unrepaired Material Damage or an Event of Loss is in existence with respect to any Aircraft but not waived as provided in Section 3.5 and is thereafter notified to the parties hereto, Genesis Funding shall promptly retransfer to the Seller, at a time and place determined by Genesis Funding, the applicable Beneficial Interest or Independent Aircraft, and the related Lease, in the same manner mutatis mutandis as by the applicable Seller hereunder, and with the same warranties and representations mutatis mutandis given by the applicable Seller hereunder (but only in respect of the period on and after the AP Closing Date) and the applicable Seller shall be entitled to the benefits of, and shall assume, such rights, duties, obligations and liabilities of the applicable Genesis Funding Entity (including to reimburse such Genesis Funding Entity for out of pocket costs paid by such Genesis Funding Entity during such period with respect to such Aircraft that are not otherwise accounted for in the Aircraft Refund Amount) in respect of the applicable Beneficial Interest or Independent Aircraft, and the related Lease, as were previously transferred to or assumed by such Genesis Funding Entity in respect of the applicable Beneficial Interest or Independent Aircraft, plus all loss proceeds received by the Purchaser in respect thereof, whereupon GECC and Genesis Funding shall make the payments described above. If the Delivery Expiry Date has not occurred when such unrepaired Material Damage or Event of Loss becomes known to a party hereto, the Substitute Aircraft provisions hereof shall be applicable to the extent provided above in respect of an Aircraft that has suffered an Event of Loss.

5.4
On the AP Closing Date, GECC shall cause an amount equal to the Security Deposit held by or on behalf of each Existing Lessor in cash (if any) for each Aircraft to be paid and delivered by the Seller thereof to Genesis Funding (for account of the Purchaser thereof).

5.5
Each relevant Seller shall (a) on the AP Closing Date, on the BI Transfer Date for each BI Aircraft and the Delivery Date for each Independent Aircraft deliver to Genesis Funding a certification in the Agreed Form from a duly authorized officer of such Seller setting forth in reasonable detail (i) the amounts of Basic Rent in respect of such Aircraft (and, if such Aircraft is a Substitute Aircraft, the corresponding amounts relating to the related Remaining Aircraft) received (and any amounts applied from the Security Deposit relating to such Aircraft due to non-payments of amounts owing by the Lessee) by or on behalf of the related Seller or Existing Lessor, as applicable, which relates in each case to the period subsequent to the AP Closing Date, (ii) on the AP Closing Date only, the amount of the maximum maintenance contribution obligation calculated with reference to Additional Rent with respect to each Aircraft which could be payable by the related Seller or Existing Lessor, as applicable, as of the AP Closing Date, (iii) the amount (the

“SR Transfer Amount”) of any Additional Rent with respect to such Aircraft paid to the related Seller or Existing Lessor, as applicable, with respect to the period from (and including) the AP Closing Date to (and including) such BI Transfer Date (in the case of a BI Aircraft) or such Delivery Date (in the case of an Independent Aircraft), and (iv) a description of any Security Deposit (separately setting forth the amount of any thereof in cash) for such Aircraft deemed held by or on behalf of the related Seller or Existing Lessor, as applicable, as of the AP Closing Date (in the case of all Aircraft) and as of such BI Transfer Date (in the case of a BI Aircraft) or Delivery Date (in the case of an Independent Aircraft) and (b) during the period from the AP Closing Date to the relevant BI Transfer Date (in the case of a BI Aircraft) or the relevant Delivery Date (in the case of an Independent Aircraft), promptly notify Genesis Funding, the Indenture Trustee and the Manager of the receipt by the relevant Seller or Existing Lessor, as applicable, of any Basic Rent payment in respect of each Aircraft (including any Substitute Aircraft and its related Remaining Aircraft) relating to the period subsequent to the AP Closing Date and the amount thereof (or if such payment has not been made as scheduled, the amount, if any, applied from the related Security Deposit due to such non-payment and whether such applied amount has been replenished to the Security Deposit).

5.6
All amounts payable under this Agreement will be made for value on the due date in Dollars in immediately available funds (and to the extent not expressly provided herein) to such account as (in the case of any payment due to GECC or any Seller) GECC or as (in the case of any payment due to Genesis Funding or any Purchaser) Genesis Funding Limited may notify Genesis Funding or GECC, as the case may be, from time to time (upon three Business Days’ prior written notice). In furtherance of the foregoing, each Purchaser hereby instructs GECC and each Seller to make each payment due to Genesis Funding or any other Purchaser hereunder to the Collections Account with advice of credit to the Manager and in sufficient detail to enable the Manager to determine the Lease under or in respect of which such payment is being made and the nature thereof.

5.7
If the party making payment (the “Paying Party”) fails to pay any amount payable under this Agreement on the due date, the Paying Party will pay on demand from time to time to the other party (the “Receiving Party”) interest (both before and after judgment) on that amount, from the due date to the date of payment in full by the Paying Party to the Receiving Party, at the rate of LIBOR. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360 day year.

5.8	Each Purchaser and Genesis Funding irrevocably and unconditionally:

(i)
guarantees, as a primary obligation, to each Seller and GECC the due and punctual payment to such Seller or GECC, as the case may be, by each other Purchaser of all monies due from such other Purchaser hereunder and will pay to such Seller from time to time, on the first Payment Date falling at least five Business Days after written demand therefor, any and every sum of money which such other Purchaser shall at any time be liable to pay to such Seller hereunder;

(ii)	undertakes as a primary obligation to indemnify each Seller and GECC from time to time on demand from and against any loss incurred by such Seller or GECC, as the case may be, as a result of any obligation of any other Purchaser to pay to such Seller or GECC, as the case may be, any amounts hereunder being or becoming void, voidable, unenforceable or ineffective as against such other Purchaser, for any reason (whether or not known to any Seller or GECC), the amount of such loss being the amount which such Seller would otherwise have been entitled to recover from such other Purchaser; and

(iii)
authorizes each Seller and GECC (in their sole discretion by notice to Genesis Funding) from time to time to set off, apply or combine all or any amounts for the time being due from any Seller or GECC, as the case may be, to any Purchaser towards the repayment or discharge of any amount for the time being due to a Seller or GECC from Genesis Funding pursuant to the above.

Each Purchaser acknowledges that:

(a)
neither its above-described liability nor the rights, powers and remedies conferred on a Seller or GECC by this Section or by law shall be discharged, impaired or otherwise affected by any act, event or omission which would otherwise operate to discharge, impair or otherwise affect such liability or such rights, powers or remedies, and

(b)
so long as it is under the above-described liability, it shall not exercise any rights or remedies which it may at any time have to be indemnified by or claim any contribution from any other Purchaser.

5.9
GECC authorizes Genesis Funding (in its sole discretion by notice to GECC) from time to time to set off, apply or combine all or any amounts for the time being due from Genesis Funding or any other Purchaser to GECC or any other Seller towards the repayment or discharge of any and all amounts for the time being due to Genesis Funding or any other Purchaser from GECC or any other Seller hereunder or under the Guaranty.

6.	CONDITIONS PRECEDENT - SELLER

6.1
The obligations of any Seller to sell, transfer or deliver any Aircraft or Beneficial Interest of any Genesis Funding Entity hereunder are subject to the satisfaction of the following express conditions precedent on or prior to the applicable BI Transfer Date in the case of any Beneficial Interest or the applicable Delivery Date in the case of any Independent Aircraft, as the case may be:

(a)	the relevant Operative Documents for such Aircraft have been entered into by the parties thereto (other than GECC and any Seller);

(b)	the Servicing Agreement shall have been entered into by the parties thereto (other than GECC and any other Seller);

(c)	GECC shall be satisfied that the Delivery Location does not give rise to any Taxes; and

(d)	Seller thereof shall have received payment of all amounts due by the Purchaser of such Aircraft.

6.2
The obligation of the BI Seller to sell, transfer or deliver any Beneficial Interest hereunder is further subject to the condition that such BI Seller has received on or prior to the AP Closing Date or, in the case of subsections (c) through (h) below, the applicable BI Transfer Date:

(a)
a copy of the constitutional documents of the Purchaser and any other Affiliate of such Purchaser which is a party to any Operative Document in respect of such Aircraft, certified, or subject to a certificate confirming no change thereto, such certification to be dated not more than ten days prior to the expected Delivery Date for such Aircraft to be a true, complete and up-to-date copy;

(b)
a copy of resolutions of the directors or other applicable governing body of such Purchaser and any other Affiliate of such Purchaser which is a party to any Operative Document in respect of the related Aircraft certified, or subject to a certificate confirming no change to such resolutions, such certification to be dated not more than ten days prior to the expected BI Transfer Date for such Beneficial Interest to be a true, complete and up-to-date copy:

(i)	approving the transactions contemplated by this Agreement and the other Operative Documents to which such Purchaser is or is to be a party; and

(ii)
authorizing a Person or Persons to execute and deliver on behalf of such Purchaser this Agreement and the other Operative Documents to which it is or is to be a party and any notices or other documents to be given pursuant hereto or thereto;

(c)
evidence that all governmental and other licenses, approvals, certificates, exemptions, consents, registrations and filings necessary in the relevant State of Registration and any other relevant jurisdiction (including the domicile of the Lessee of the related Aircraft) for any matter or thing contemplated by this Agreement and the other applicable Operative Documents for the related Aircraft, and any notices or other documents to be given pursuant hereto or thereto and for the legality, validity, enforceability, admissibility in evidence and effectiveness hereof and thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or in the case of effecting any licenses, approvals, consents, certificates, exemptions, registrations and filings, that arrangements reasonably satisfactory to such Seller have been made for the effectiveness of the same within any applicable time limit);

(d)
a favorable opinion of independent counsel to such Purchaser dated as of such BI Transfer Date reasonably acceptable to such Seller in the Agreed Form as to (1) certain of the matters set out in Section 9 and (2) such other matters as such Seller may reasonably request with regard to the subject matter contemplated herein or in each case such Aircraft;

(e)
a quiet enjoyment letter with respect to the related Aircraft and the Lease thereof from the Security Trustee, and, if requested by the Seller, from Genesis Funding addressed to the relevant Lessee (and, if applicable, the relevant sublessee) in substantially the form attached to the relevant Operative Document;

(f)	a certification from Genesis Funding that its representations and warranties in Section 9.1 are true and correct as of such BI Transfer Date;

(g)	if requested by the Seller, a guaranty from Genesis Funding to the Lessee; and

(h)	the insurance certificate described in Section 7.1(g)(xi).

6.3
The obligations of any Independent Seller to deliver any Independent Aircraft hereunder are further subject to the condition that on or prior to the AP Closing Date or, in the case of subsections (c) through (h) below, the Delivery Date for any Independent Aircraft, such Seller has received:

(a)
a copy of the constitutional documents of the Purchaser and any other Affiliate of such Purchaser which is a party to any Operative Document in respect of such Aircraft, certified, or subject to a certificate confirming no change thereto, such certification to be dated not more than ten days prior to the expected Delivery Date for such Aircraft to be a true, complete and up-to-date copy;

(b)
a copy of resolutions of the directors or other applicable governing body of such Purchaser and any other Affiliate of such Purchaser which is a party to any Operative Document in respect of such Aircraft certified, or subject to a certificate confirming no change to such resolutions, such certification to be dated not more than ten days prior to the expected Delivery Date for such Aircraft to be a true, complete and up-to-date copy:

(i)	approving the transactions contemplated by this Agreement and the other Operative Documents to which such Purchaser is or is to be a party; and

(ii)
authorizing a Person or Persons to execute and deliver on behalf of such Purchaser this Agreement and the other Operative Documents to which it is or is to be a party and any notices or other documents to be given pursuant hereto or thereto;

(c)
evidence that all governmental and other licenses, approvals, certificates, exemptions, consents, registrations and filings necessary in the relevant State of Registration and any other relevant jurisdiction (including the domicile of the Lessee of such Aircraft) for any matter or thing contemplated by this Agreement and the other applicable Operative Documents for such Aircraft, and any notices or other documents to be given pursuant hereto or thereto and for the legality, validity, enforceability, admissibility in evidence and effectiveness hereof and thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or in the case of effecting any licenses, approvals, consents, certificates, exemptions, registrations and filings, that arrangements reasonably satisfactory to such Seller have been made for the effectiveness of the same within any applicable time limit);

(d)
a favorable opinion of independent counsel to such Purchaser dated as of such Delivery Date reasonably acceptable to such Seller in the Agreed Form as to (1) certain of the matters set out in Section 9 and (2) such other matters as such Seller may reasonably request with regard to the subject matter contemplated herein or in each case such Aircraft;

(e)
a quiet enjoyment letter with respect to such Aircraft and the Lease thereof from the Security Trustee, and, if requested by the Seller, from Genesis Funding addressed to the relevant Lessee (and, if applicable, the relevant sublessee) in substantially the form attached to the relevant Operative Document;

(f)	a certification from Genesis Funding that its representations and warranties in Section 9.1 are true and correct as of the Delivery Date;

(g)	if requested by the Seller, a guaranty from Genesis Funding to a Lessee; and

(h)	the insurance certificate described in Section 7.1(g)(xi).

7.	CONDITIONS PRECEDENT - PURCHASER

7.1
The obligation of Genesis Funding to purchase the Beneficial Interest of any Genesis Funding Entity on the applicable BI Transfer Date is subject to satisfaction of the following express conditions precedent on such BI Transfer Date, subject to the right of Genesis Funding to waive any condition pursuant to Section 7.4(a):

(a)	Except in respect of transfers on the AP Closing Date, Genesis Funding shall have received notice of the expected BI Transfer Date at least four Business Days prior thereto;

(b)
Genesis Funding shall have received (i) the documents referred to in Section 2.1 and the documents referred to in Exhibit E-1 in connection with the Deliveries of the related BI Aircraft (other than as listed on Schedule 4) and (ii) a certificate from a duly authorized officer of GECC dated such BI Transfer Date stating that (A) the conditions set forth in Exhibit E-1 with respect to the Delivery of such BI Aircraft have been satisfied or otherwise disclosed in the First Disclosure Letter and such documents are unchanged and are in full force and effect as of such BI Transfer Date (except for amendments and terminations permitted under the Servicing Agreement), (B) the representations and warranties of the Seller (or its Affiliate) of such BI Aircraft and of such Genesis Funding Entity contained in the Assignment of Lease or Lease Novation, as applicable, for such BI Aircraft were true and correct as of the date of such Assignment of Lease or Lease Novation, as applicable, and (C) except in the case of the Skymark Aircraft, the bill of sale for, or physical delivery of (as acknowledged in the acknowledgement of delivery pertaining thereto), as applicable, such BI Aircraft was effective to convey irrevocably full legal and, subject to any Formation Agreement, beneficial title to the Purchaser thereof on the relevant delivery date of transfer to the Genesis Funding Entity;

(c)	no Material Default shall have occurred and be continuing as of the AP Closing Date with respect to such BI Aircraft;

(d)	Genesis Funding shall have received payment of all amounts due by the Seller thereof or GECC in respect of such BI Aircraft;

(e)
Genesis Funding shall have received a certification from the BI Seller dated such BI Transfer Date to the effect that (i) the representations and warranties of such BI Seller hereunder are true and correct as of the AP Closing Date or such BI Transfer Date, as the case may be, and (ii) such Genesis Funding Entity (except with respect to the Skymark Aircraft) has full legal and, subject to any Formation Agreement, beneficial title to such BI Aircraft, free from Encumbrances other than Permitted Encumbrances;

(f)
unless and to the extent Genesis Funding shall otherwise agree, or a Rating Agency Confirmation and the prior written consent of the Policy Provider shall have been obtained with respect thereto, all the conditions precedent to the effectiveness of the Assignment of Lease or Lease Novation, as applicable, for such BI Aircraft shall have been satisfied and Genesis Funding shall have received a certification from the BI Seller and GECC to such effect;

(g)	receipt of the following documents by Genesis Funding:

(i)	a list from GECC specifying the BI Aircraft then owned by such Genesis Funding Entity;

(ii)
a certificate of solvency dated as of such BI Transfer Date in the Agreed Form relating to the BI Seller issued by a director or authorized officer thereof and if such Seller is other than GECC, a certificate of solvency dated as of such date in the Agreed Form relating to GECC issued by a director or authorized officer of GECC;

(iii)
a favorable opinion of independent counsel to the BI Seller, dated as of the AP Closing Date, reasonably acceptable to such Purchaser in the Agreed Form, that the sale of such Beneficial Interest constitutes, or will constitute, a “true-sale” and a valid transfer of title to such Beneficial Interest and that after the Transfer of such Beneficial Interest such Seller retains, or will retain, no interest in such Beneficial Interest and as to such other matters as Genesis Funding may reasonably request with regard to the subject matter contemplated herein;

(iv)
to the extent applicable, opinions dated as of such BI Transfer Date in the Agreed Form from independent counsel to the BI Seller in each Delivery Location, covering, without limitation, that, except if the Delivery Location is in the United States or international airspace, the Transfer of such Beneficial Interest will not result in the imposition of any Tax in such jurisdiction on Genesis Funding, any Subsidiary of Genesis Funding, such BI Aircraft, the related Leases or otherwise in respect of such Transfer;

(v)
for such BI Aircraft, an opinion dated as of such BI Transfer Date in the Agreed Form from counsel to the relevant Seller in the relevant State of Registration or, if applicable, the relevant jurisdiction of the Lessee to the effect that (A) except if the State of Registration is the United States, the terms of the relevant Lease or Novated Lease or Assigned Lease and the relevant Operative Documents and the other Lease Documents are legal, valid, binding and enforceable under the laws of such country to the extent necessary to enable the applicable Genesis Funding Entity to receive the practical benefits of its rights thereunder, (B) except in the case of the Skymark Aircraft, such Genesis Funding Entity is the owner of record of such Aircraft in the registry or otherwise shall be recognized as the legal owner of such Aircraft under the applicable laws of such jurisdiction, (C) except if the State of Registration is the United States, it is not necessary for such Genesis Funding Entity as a result of its ownership of such Aircraft to qualify to do business in such jurisdiction as a result of its ownership of such Aircraft and it is not necessary for such Genesis Funding Entity to qualify to do business in such jurisdiction, for the purpose of exercising any remedies under any Lease Document relating to such Aircraft or otherwise, (D) except if the State of Registration is the United States, payments of rent under the Lease are not subject to withholding under the applicable laws of such jurisdiction or, if subject to withholding, the gross up provisions of such Lease will be enforceable, (E) the interest of such Genesis Funding Entity in such BI Aircraft has been properly registered in the relevant State of Registration (to the extent applicable), (F) the Security Trust Agreement, to the extent required, has been or is in the process of being duly recorded in any relevant registry and, if such opinion is reasonably practicable to obtain, that the lien created thereunder will be recognized as constituting a first priority perfected security interest in and to the related Leases in favor of the Security Trustee, (G) if provided for by the Cape Town Convention, if as of such BI Transfer Date the International Registry reflects the registration of the transfer of such BI Aircraft and related Engines to such Genesis Funding Entity, then the International Registry does not reflect the registration of any subsequent transfer of such BI Aircraft or any related Engine or the registration of any other International Interest in such BI Aircraft or any related Engine (other than those in respect of Permitted Encumbrances), which opinion shall be supported in each case by a Priority Search Certificate and (H) if the relevant jurisdiction of the Lessee or the relevant State of Registration has ratified the Cape Town Convention, but not otherwise, the International Registry does not reflect the registration of any International Interest in such BI Aircraft or any related Engine other than (w) the registration in the name of the Security Trustee of the International Interest provided for under the Security Trust

Agreement, (x) the registration in the name of such Genesis Funding Entity of the International Interest provided for under the relevant Lease, Assigned Lease or Novated Lease (y) the registration of the assignment of such International Interest in favor of the Security Trustee (it being understood that such registrations shall not be conditions precedent to the transfer of such Beneficial Interest) and (z) other Permitted Encumbrances, which opinion shall be supported in each case by a Priority Search Certificate;

(vi)
evidence that all governmental and other licenses, approvals, consents, certificates, exemptions, registrations and filings necessary in the jurisdiction of incorporation or organization of GECC, any Seller of a BI Aircraft or such Genesis Funding Entity and any other relevant jurisdiction (including the domicile of the Lessee) and the relevant State of Registration of such BI Aircraft for any matter or thing contemplated by this Agreement and the other applicable Operative Documents for such BI Aircraft, the bank accounts provided for under the Cash Management Agreement, the Servicing Agreement, the Security Trust Agreement and the Indenture and any notices or other documents to be given pursuant hereto or thereto and for the legality, validity, enforceability, admissibility in evidence and effectiveness hereof and thereof (including, to the extent reasonably practicable in such jurisdiction, the establishment of a first priority perfected security interest in and to the related Leases in favor of the Security Trustee) have been obtained or effected on an unconditional basis and remain in full force and effect (or in the case of effecting any certificates, exemptions, registrations and filings, that arrangements satisfactory to Genesis Funding have been made for the effectiveness of the same within any time limit provided therefor under applicable law and a Rating Agency Confirmation and the prior written consent of the Policy Provider have been received with respect thereto);

(vii)	a draft of the certificate required to be delivered pursuant to Section 5.5 shall have been provided at least three Business Days but not more than five Business Days prior to such BI Transfer Date;

(viii)
a certificate of GECC or the applicable Seller confirming that so far as is known to it, no Event of Loss has occurred and no unrepaired Material Damage is in existence with respect to such BI Aircraft;

(ix)	each of the documents required to be delivered on or prior thereto pursuant to Section 5;

(x)	a copy of the currently valid certificate of airworthiness for such Aircraft issued by the appropriate Air Authority or other reasonably satisfactory evidence thereof;

(xi)
for such BI Aircraft, originals, or certified copies, of certificates evidencing the insurance required to be maintained pursuant to the relevant Assigned Lease or the Novated Lease, as appropriate, for such Aircraft together, if applicable, with a letter or report from an independent firm of insurance brokers; and

(xii)	the report of Genesis Funding’s and/or such Purchaser’s insurance advisor in substantially the Agreed Form;

(h)
the matters disclosed in the First Disclosure Letter, if any, and any Supplemental Disclosure Letter delivered on or prior to such BI Transfer Date shall be in substance satisfactory to Genesis Funding and the Policy Provider;

(i)
subject to Section 7.4(b), on such BI Transfer Date, if the Security Deposit held under the Lease for any such BI Aircraft is in the form of a letter of credit, guarantee, promissory note or other instrument, and not already issued in the name of GECAS as servicer or manager, GECC shall cause such letter of credit, guarantee or other instrument to be duly endorsed, amended or reissued in favor of such Genesis Funding Entity (or the relevant Affiliate of such Genesis Funding Entity) and GECC shall have taken such other actions as may be necessary to effectuate the assignment of all right, title and interest of the Existing Lessor in and to such letter of credit, guarantee, promissory note or instrument to such Genesis Funding Entity;

(j)	GECC shall have provided to Genesis Funding a confirmation from GECAS that such BI Aircraft has, as of the AP Closing Date, become an “Aircraft Asset” under and as defined in the Servicing Agreement;

(k)
the tangible chattel paper original of the Lease (or if an original was never so designated or such original has been lost, a certificate from GECC to such effect) and the Assignment of Lease or Lease Novation, as applicable, for such BI Aircraft shall have been delivered to the Security Trustee on such BI Transfer Date;

(l)
for such BI Aircraft, (A) an original of the applicable Lease (together with the related Lease Assignment Documents) and (B) an original of each other Lease Document (or otherwise a copy certified to be true and correct) shall be delivered to the Security Trustee on or prior to the AP Closing Date (except that with respect to Substitute Aircraft, such originals shall be delivered on the Delivery Date therefor); provided that, if any such Lease Document contains a material right for the benefit of the lessor thereunder and the Genesis Funding Entity and/or the Seller thereof does not have an original of such Lease Document in its possession, GECC and each such Seller shall provide such other assurances as to the enforceability and admissibility of such Lease Document in any court in the State of New York as Genesis Funding may reasonably request;

(m)	the Formation Agreement for such Genesis Funding Entity shall be in form and substance satisfactory to Genesis Funding and the Policy Provider;

(n)
Genesis Funding shall have received a certificate of good standing for each Genesis Funding Entity which is the subject of a Transfer, provided such certificate is provided by such Genesis Funding Entity’s jurisdiction of organization for entities of the same type as such Genesis Funding Entity;

(o)
there shall not be in effect on the BI Transfer Date any Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the other applicable Operative Agreements, the Servicing Agreement, the Security Trust Agreement and the Indenture, or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement, the other applicable Operative Agreements, the Servicing Agreement, the Security Trust Agreement and the Indenture to Purchaser, and there shall not be pending or threatened on the BI Transfer Date any action or proceeding in, before or by any governmental or regulatory authority which could reasonably be expected to result in the issuance of any such Order; and

(p)
if such BI Transfer Date is in respect of either Aircraft No. ___(MSN 23022) or Aircraft No. __ (MSN 23140) (both leased as of the date hereof to ABX Air, Inc.), the Seller thereof shall have paid or be in the process of paying the Cargo Door Rent Balance in respect of such Aircraft (and, for purposes of clarification, (i) the applicable Seller shall be liable to make the payment to the Lessee in respect thereof under the Leases for such Aircraft to the extent of the Cargo Door Rent Balance until the BI Transfer Date, (ii) from the AP Closing Date to the Delivery Date, the Purchaser shall be liable to make the payments to the Lessee in respect thereof under the Leases to the extent of the “cargo door” rent received under the Lease for such period and (iii) thereafter, the Purchaser shall be liable to make all of the payments to the Lessee in respect thereof under the Leases for such Aircraft).

7.2
The obligation of any Purchaser to purchase any Independent Aircraft on any Delivery Date hereunder is subject to satisfaction of the following express conditions precedent on the Delivery Date for such Independent Aircraft, subject to the right of the relevant Purchaser to waive any condition pursuant to Section 7.4(a):

(a)	Except in respect of transfers on the AP Closing Date, Genesis Funding shall have received notice of the expected Delivery Date at least four Business Days prior thereto;

(b)
Genesis Funding shall have received (i) the documents referred to in Exhibit E-2 in connection with the Delivery of such Independent Aircraft (other than as listed on Schedule 4) and (ii) a certificate from a duly authorized officer of GECC dated such Delivery Date stating that (A) the conditions set forth in Exhibit E-2 with respect to the Delivery of such Independent Aircraft have been satisfied or otherwise disclosed in the First Disclosure Letter and such documents are unchanged and are in full force and effect as of such Delivery Date (except for amendments and terminations permitted under the Servicing Agreement), (B) the representations and warranties of the Seller (or its Affiliate) of such Independent Aircraft contained in the Assignment of Lease or Lease Novation, as applicable, for such Independent Aircraft are true and correct as of such Delivery Date, and (C) except in the case of Skymark Aircraft, the bill of sale for, or physical delivery of (as acknowledged in the acknowledgement of delivery pertaining thereto), as applicable, such Independent Aircraft is effective to convey irrevocably full legal and, subject to any Formation Agreement, beneficial title to the Purchaser thereof on such Delivery Date;

(c)	no Material Default shall have occurred and be continuing as of the AP Closing Date with respect to such Independent Aircraft;

(d)	Genesis Funding shall have received payment of all amounts due by the Seller thereof or GECC in respect of such Independent Aircraft;

(e)
Genesis Funding shall have received a certification from the Seller dated such Delivery Date to the effect that the representations and warranties of such Seller hereunder are true and correct as of the AP Closing Date or such Delivery Date, as the case may be;

(f)
unless and to the extent Genesis Funding shall otherwise agree, or a Rating Agency Confirmation and the prior written consent of the Policy Provider shall have been obtained with respect thereto, all the conditions precedent to the effectiveness of the Assignment of Lease or Lease Novation, as applicable, for such Independent Aircraft shall have been satisfied and Genesis Funding shall have received a certification from the Seller and GECC to such effect;

(g)	receipt of the following documents by Genesis Funding:

(i)
to the extent applicable, an opinion dated as of such Delivery Date in the Agreed Form from independent counsel to the Seller in the Delivery Location, covering, without limitation, that, except if the Delivery Location is in the United States or international airspace, the transfer of title to such Independent Aircraft will be effective under the laws of such jurisdiction and the Delivery of such Independent Aircraft will not result in the imposition of any Tax in such jurisdiction on Genesis Funding, any Subsidiary of Genesis Funding, such Independent Aircraft, the related Lease or otherwise in respect of such Transfer;

(ii)
for such Independent Aircraft, an opinion dated as of such Delivery Date in the Agreed Form from counsel to the relevant Seller in the relevant State of Registration or, if applicable, the relevant jurisdiction of the Lessee to the effect that (A) except if the State of Registration is the

United States, the terms of the relevant Lease or Novated Lease or Assigned Lease and the relevant Operative Documents and the other Lease Documents are legal, valid, binding and enforceable under the laws of such country to the extent necessary to enable the Purchaser to receive the practical benefits of its rights thereunder, (B) following the Delivery of such Independent Aircraft, the Purchaser shall be the owner of record of such Independent Aircraft in the registry or otherwise shall be recognized as the legal owner of such Independent Aircraft under the applicable laws of such jurisdiction, (C) except if the State of Registration is the United States, it is not necessary for such Purchaser as a result of its ownership of such Independent Aircraft to qualify to do business in such jurisdiction as a result of its ownership of such Independent Aircraft and it is not necessary for such Purchaser to qualify to do business in such jurisdiction, for the purpose of exercising any remedies under any Lease Document relating to such Independent Aircraft or otherwise, (D) except if the State of Registration is the United States, payments of rent under the Lease are not subject to withholding under the applicable laws of such jurisdiction or, if subject to withholding, the gross up provisions of such Lease will be enforceable, (E) the interest of such Purchaser in such Independent Aircraft has been properly registered in the relevant State of Registration (to the extent applicable), (F) the Security Trust Agreement, to the extent required, has been or is in the process of being duly recorded in any relevant registry and, if such opinion is reasonably practicable to obtain, that the lien created thereunder will be recognized as constituting a first priority perfected security interest in and to the related Leases in favor of the Security Trustee and (G) if provided for by the Cape Town Convention, if as of such Delivery Date the International Registry reflects the registration of the transfer of such Independent Aircraft and related Engines to such Purchaser, then the International Registry does not reflect the registration of any subsequent transfer of such Independent Aircraft or any related Engine or the registration of any other International Interest in such Independent Aircraft or any related Engine (other than those in respect of Permitted Encumbrances), which opinion shall be supported in each case by a Priority Search Certificate and (H) if the relevant jurisdiction of the Lessee or the relevant State of Registration has ratified the Cape Town Convention, but not otherwise, the International Registry does not reflect the registration of any International Interest in such Independent Aircraft or any related Engine other than (w) the registration in the name of the Security Trustee of the International Interest provided for under the Security Trust Agreement, (x) the registration in the name of such Purchaser of the International Interest provided for under the relevant Lease, Assigned Lease or Novated Lease (y) the registration of the assignment of such International Interest in favor of the Security Trustee (it being understood that such registrations shall not be conditions precedent to the Delivery of such Aircraft) and (z) other Permitted

Encumbrances, which opinion shall be supported in each case by a Priority Search Certificate;

(iii)
evidence that all governmental and other licenses, approvals, consents, certificates, exemptions, registrations and filings necessary in the jurisdiction of incorporation or organization of GECC, the Seller of such Independent Aircraft or such Purchaser and any other relevant jurisdiction (including the domicile of the Lessee) and the relevant State of Registration of such Aircraft for any matter or thing contemplated by this Agreement and the other applicable Operative Documents for such Independent Aircraft, the bank accounts provided for under the Cash Management Agreement, the Servicing Agreement, the Security Trust Agreement and the Indenture and any notices or other documents to be given pursuant hereto or thereto and for the legality, validity, enforceability, admissibility in evidence and effectiveness hereof and thereof (including, to the extent reasonably practicable in such jurisdiction, the establishment of a first priority perfected security interest in and to the related Leases in favor of the Security Trustee) have been obtained or effected on an unconditional basis and remain in full force and effect (or in the case of effecting any certificates, exemptions, registrations and filings, that arrangements satisfactory to Genesis Funding have been made for the effectiveness of the same within any time limit provided therefor under applicable law and a Rating Agency Confirmation and the prior written consent of the Policy Provider have been received with respect thereto);

(iv)
a certificate of GECC or the applicable Seller confirming that so far as is known to it, no Event of Loss has occurred and no unrepaired Material Damage is in existence with respect to such Independent Aircraft;

(v)	each of the documents required to be delivered on or prior thereto pursuant to Section 5;

(vi)	a copy of the currently valid certificate of airworthiness for such Aircraft issued by the appropriate Air Authority or other reasonably satisfactory evidence thereof;

(vii)
for such Independent Aircraft, originals, or certified copies, of certificates evidencing the insurance required to be maintained pursuant to the relevant Assigned Lease or the Novated Lease, as appropriate, for such Independent Aircraft together, if applicable, with a letter or report from an independent firm of insurance brokers; and

(viii)	the report of Genesis Funding’s and/or such Purchaser’s insurance advisor in substantially the Agreed Form;

(h)
the matters disclosed in the First Disclosure Letter, if any, and any Supplemental Disclosure Letter delivered on or prior to such Delivery Date shall be in substance satisfactory to Genesis Funding and the Policy Provider;

(i)
subject to Section 7.4(b), on such Delivery Date, if the Security Deposit held under the Lease for such Independent Aircraft is in the form of a letter of credit, guarantee, promissory note or other instrument, and not already issued in the name of GECAS as servicer or manager, GECC shall cause such letter of credit, guarantee or other instrument to be duly endorsed, amended or reissued in favor of such Purchaser and GECC shall have taken such other actions as may be necessary to effectuate the assignment of all right, title and interest of the Existing Lessor in and to such letter of credit, guarantee, promissory note or instrument to such Purchaser;

(j)
GECC shall have provided to Genesis Funding a confirmation from GECAS that such Independent Aircraft has, as of the AP Closing Date, become an “Aircraft Asset” under and as defined in the Servicing Agreement;

(k)
the tangible chattel paper original of the Lease (or if an original was never so designated or such original has been lost, a certificate from GECC to such effect) and the Assignment of Lease or Lease Novation, as applicable, for such Independent Aircraft shall have been delivered to the Security Trustee on such Delivery Date;

(l)
for such Independent Aircraft, (A) an original of the applicable Lease (together with the related Lease Assignment Documents) and (B) an original of each other Lease Document (or otherwise a copy certified to be true and correct) shall be delivered to the Security Trustee on or prior to the AP Closing Date (except that with respect to Substitute Aircraft, such originals shall be delivered on the Delivery Date therefor); provided that, if any such Lease Document contains a material right for the benefit of the lessor thereunder and the Genesis Funding Entity and/or the Seller thereof does not have an original of such Lease Document in its possession, GECC and each such Seller shall provide such other assurances as to the enforceability and admissibility of such Lease Document in any court in the State of New York as Genesis Funding may reasonably request;

(m)
there shall not be in effect on the Delivery Date any Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the other applicable Operative Agreements, the Servicing Agreement, the Security Trust Agreement and the Indenture, or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement, the other applicable Operative Agreements, the Servicing Agreement, the Security Trust Agreement and the Indenture to Purchaser, and there shall not be pending or threatened on the Delivery Date any action or proceeding in, before or by any governmental or regulatory authority which could reasonably be expected to result in the issuance of any such Order; and

(n)
if such Delivery Date is in respect of either Aircraft No. ___ (MSN 23022) or Aircraft No. __ (MSN 23140) (both leased as of the date hereof to ABX Air, Inc.), the Seller thereof shall have paid or be in the process of paying the Cargo Door Rent Balance in respect of such Aircraft (and, for purposes of clarification, (i) the applicable Seller shall be liable to make the payment to the Lessee in respect thereof under the Leases for such Aircraft to the extent of the Cargo Door Rent Balance until the Delivery Date thereof, (ii) from the AP Closing Date to the Delivery Date, the Purchaser shall be liable to make the payments to the Lessee in respect thereof under the Leases to the extent of the “cargo door” rent received under the Lease for such period, and (iii) thereafter, the Purchaser shall be liable to make all of the payments to the Lessee in respect thereof under the Leases for such Aircraft).

7.3
In addition to the conditions precedent listed in Section 7.1, the obligation of Genesis Funding to purchase the Skymark Beneficial Owner on the related BI Transfer Date or Independent Aircraft Delivery Date is subject to satisfaction of the following express conditions precedent on such BI Transfer Date or Independent Aircraft Delivery Date, subject to the right of Genesis Funding to waive any condition pursuant to Section 7.4:

(a)	Genesis Funding shall have received:

(i)	a fully executed copy of the SC Air Conditional Sale Agreement;

(ii)	a fully executed copy of the Skymark Head Lease;

(iii)	a fully executed copy of the Skymark Lease;

(iv)	a fully executed copy of the SC Air Aircraft Mortgage;

(v)	a fully executed copy of the Skymark Participation Agreement;

(vi)	a fully executed copy of the Sumitomo Share Pledge Agreement; and

(vii)
one or more legal opinions reasonably satisfactory to the Purchaser from counsel reasonably acceptable to the Purchaser in Japan and any other relevant jurisdiction regarding (A) the enforceability of each of the SC Air Mortgage, the SC Air Conditional Sale Agreement and the Sumitomo Share Pledge Agreement , (B) the effect of SC Air being subject to a bankruptcy or insolvency proceeding under applicable Japanese law (whether arising as a result of a consolidation of the assets of SC Air and Sumitomo following a Sumitomo bankruptcy or insolvency proceeding or otherwise), recognizing that the SC Air Mortgage will not have been registered, and (C) termination of the Skymark Lease (if the conditions precedent thereto have been fulfilled).

7.4	(a)	Any Purchaser of an Asset or Aircraft, as the case may be, may, at the request of the Seller thereof, in its absolute discretion agree to waive satisfaction of one or more conditions precedent set out in this Section 7 (and in the event of any such waiver such Purchaser may impose such conditions as are reasonably acceptable to the BI Seller to such waiver as it reasonably thinks fit), provided, that (i) such waiver is disclosed in reasonable detail in the First Disclosure Letter, or (ii) such waiver is disclosed in reasonable detail in the Supplemental Disclosure Letter with respect to such Aircraft and a Rating Agency Confirmation and the prior written consent of the Policy Provider have been obtained with respect thereto on or prior to the Delivery Date for, or BI Transfer Date in respect of, such Aircraft; and

(b)
In the event that any letter of credit or guarantee to be issued on behalf of the relevant Lessee pursuant to the relevant Operative Documents has not been delivered (and letters of credit initially issued under the applicable Lease in the name of GECAS as manager or servicer shall be deemed so delivered for purposes hereof), the Seller of the Aircraft, or the Beneficial Interest in the Genesis Funding Entity directly or indirectly holding title to such Aircraft, in respect of such Lease may at such Seller’s own election:

(i)
subject to a Rating Agency Confirmation and the prior written consent of the Policy Provider (but only if the aggregate amount of such substitute letters of credit, guarantees or cash, when added together with the substitute letters of credit or guarantees provided under clause (ii) below or held as provided under clause (iii) below exceeds $5,000,000), deliver a letter of credit from GECC or other issuer in lieu (and until delivery) of any letter of credit or guarantee to be issued on behalf of the relevant Lessee pursuant to the Operative Documents, so long as the issuer thereof is rated at least the same as the issuer (or, if higher, any confirming bank) of the undelivered letter of credit or guarantee, or deliver cash to the Trustee (to be held in the Security Deposit Account) in lieu (and until delivery) of such letter of credit or guarantee, such letter of credit to be on substantially the same terms as the undelivered letter of credit or guarantee;

(ii)
subject to a Rating Agency Confirmation and the prior written consent of the Policy Provider (but only if the aggregate amount of such substitute letters of credit or guarantees, when added together with the substitute letters of credit, guarantees or cash provided under clause (i) above or held as provided under clause (iii) below exceeds $5,000,000), have the relevant Lessee deliver to the Purchaser thereof (or the relevant Affiliate of such Purchaser) acting as lessor under an Assigned Lease or Novated Lease therefor a letter of credit or guarantee or cash (in Dollars) to the Trustee (to be held in the Security Deposit Account) in lieu of and in the amount of any letter of credit or guarantee set out in Schedule 3 or the Substitute Aircraft Supplement, as applicable, in each case so long as such letter of credit or guarantee is on substantially the same terms as the undelivered letter of credit or guarantee; or

(iii)
subject to a Rating Agency Confirmation and the prior written consent of the Policy Provider (but only if the aggregate amount of such letters of credit and guarantees so held, when added together with the substitute letters of credit, guarantees or cash of GECC provided under clauses (i) and (ii) above, exceeds $5,000,000), the Seller of such Aircraft or Beneficial Interest shall have agreed (and GECC shall have confirmed its guarantee of such obligation of such Seller) to hold such letter of credit or guarantee for the sole benefit of the Purchaser and act on its instructions (provided that the Seller must provide the substitute letter of credit or guarantee as required within 90 days after the applicable Delivery Date).

7.5
Each Seller of the relevant Aircraft or Asset hereby agrees to use its reasonable commercial efforts to satisfy each of the conditions, if any, set forth in Schedule 4 with respect to the Delivery or Transfer of such Aircraft or Asset within the period therein specified therefor.

8.	REPRESENTATIONS AND WARRANTIES OF GECC AND EACH OTHER SELLER

8.1
Each of GECC and each other Seller (in respect of itself only in the case of each Seller other than GECC) represents and warrants to each Purchaser as of the date of this Agreement, each BI Transfer Date and on each Delivery Date of an Independent Aircraft as follows:

(a)
each of GECC and each other Seller is a company or trust duly established and validly existing under the laws of its jurisdiction of formation and has the corporate or other power to own its assets and carry on its business as it is contemplated herein;

(b)
each of GECC and each other Seller has the corporate power to enter into and perform, and has taken all necessary corporate or other action to authorize the entry into, performance and delivery of, this Agreement and each other Operative Document to which it is a party;

(c)
the relevant Operative Documents to which GECC and each other Seller is a party have been, or when executed and delivered will have been, duly entered into by GECC and each other Seller party thereto and delivered by GECC and each other Seller party thereto and constitute or, in the case of any Operative Document to be executed on or about the applicable Delivery Date, will constitute on such Delivery Date, the legal, valid and binding obligation of GECC and each other Seller party thereto, enforceable in accordance with their terms (subject to customary qualifications in any relevant legal opinion);

(d)	the entry into and performance by GECC and each other Seller of, and the transactions contemplated by, the relevant Operative Documents to which it is a party do not and will not:

(i)	breach any laws binding on GECC or any other Seller or any of their respective assets to be transferred to the relevant Purchaser hereunder; or

(ii)	result in any breach of, or constitute a default under the constitutional documents of GECC or any other Seller; or

(iii)
result in any breach of, or constitute a default under any agreement, instrument or other document which is binding upon GECC or any other Seller or any of their respective assets nor result in the creation of any Encumbrance (other than the Novated Lease or the Assigned Lease as the case may be) over any of their respective assets to be transferred to the relevant Purchaser hereunder;

(e)
the provisions of Section 14 concerning applicable law, service of process and jurisdiction are valid and binding on GECC and each other Seller under the laws of its jurisdiction of organization, and no provision purporting to be binding on GECC or any other Seller of this Agreement or any of the other applicable Operative Documents is prohibited, unlawful or unenforceable under the laws of its state of incorporation;

(f)
no liquidator, provisional liquidator or analogous or similar officer has been appointed in respect of all or any material part of the assets of GECC (or, to its knowledge, any non-material part of the assets of GECC which would, if it were subject to a liquidator, provisional liquidator or analogous or similar officer, have a material adverse effect on GECC’s financial condition or its ability to perform its obligations hereunder or under the Guaranty) or all or any part of the assets of any other Seller nor has any application been made to a court which is still pending for an order for, or any act, matter or thing been done which with the giving of notice, lapse of time or satisfaction of some other condition (or any combination thereof) will lead to, the appointment of any such officers or equivalent in any jurisdiction; and it is not entering into this Agreement with the intent to hinder, defraud or delay any creditor;

(g)
except if and as advised by GECC to the relevant Purchaser in a Disclosure Letter, no litigation, arbitration or claim before any court, arbitrator, governmental or administrative agency or authority which would have a material adverse effect on the ability of GECC or any other Seller to observe or perform their respective obligations under this Agreement or any other applicable Operative Documents to which GECC or such Seller is a party is in progress, or to the knowledge of GECC, threatened against GECC or any other Seller;

(h)	if applicable, its jurisdiction of incorporation or organization is as specified on Schedule 5; and

(i)	to GECC’s knowledge, the Appraisals of the Appraisers delivered to the Purchaser on the AP Closing Date were true and complete copies thereof.

8.2
Each of GECC and each other Seller (in respect of itself only in the case of each Seller other than GECC) of an Aircraft further represents and warrants on the Delivery Date with respect to each Independent Aircraft as follows:

(a)
except if and as advised by GECC to the Purchaser thereof in a Disclosure Letter, so far as concerns the obligations of GECC and any such Seller (and except for the registration of particulars of the relevant Lease Novation or Assignment of Lease with the appropriate Air Authority or other actions referred to therein or herein, if applicable) all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement, the transactions contemplated by this Agreement and the other applicable Operative Documents to which it is a party, have been (or will on or before the Delivery Date of such Aircraft have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(b)
except if and as advised by GECC to the Purchaser thereof in a Disclosure Letter, the Lease Documents listed in Schedule 2 or the Substitute Aircraft Supplement, as applicable, constitute the whole agreement between the relevant lessor and the relevant Lessee as of Delivery (and pertaining to the period on and after Delivery) relating to such Aircraft and includes a complete list (other than the Operative Documents) of all amendments, supplements, novations, and written consents, approvals and waivers relevant to the Lease with respect to the period on and after Delivery, and there are no oral waivers in effect that would modify or amend the terms thereof in any material respect with respect to the period on and after Delivery;

(c)
except if and as advised by GECC to the Purchaser thereof in the First Disclosure Letter, to GECC’s or the applicable Seller’s knowledge no Material Default has occurred and is continuing under the relevant Lease on and as of the AP Closing Date;

(d)
except if and as advised by GECC to the Purchaser thereof in the First Disclosure Letter, there are no outstanding claims which have been asserted by the Lessee against GECC or any other Seller arising out of the relevant Lease (other than claims constituting Permitted Encumbrances and other than claims for maintenance contribution payments that will be the responsibility of the Seller or for other payments that will be the responsibility of the Seller) on and as of the AP Closing Date;

(e)
except in the case of the Skymark Aircraft, the applicable Seller has, or at Delivery will have, full legal and, subject to a Formation Agreement, beneficial title to such Aircraft, free from Encumbrances other than Permitted Encumbrances and the Bill of Sale or physical delivery (as acknowledged in the Acknowledgement of Delivery pertaining thereto), as applicable, is effective to convey irrevocably title to the Purchaser thereof and the transfer of such Aircraft is not avoidable or otherwise subject to rescission by reason of any lawful claim of any other Person by or through such Seller (including any prior transferor thereof or any Person acting on behalf of or claiming through any such transferor) (other than a Permitted Encumbrance);

(f)
to GECC’s or the applicable Seller’s knowledge, and except if and as advised by GECC or such Seller to the Purchaser thereof in the First Disclosure Letter, there are no Lessee Encumbrances on and as of the AP Closing Date which are not permitted pursuant to the terms of the relevant Lease Document;

(g)
(i) to GECC’s or the applicable Seller’s knowledge, such Aircraft has not, except if and as advised by GECC or such Seller to the Purchaser thereof in the First Disclosure Letter, been involved in any incident on or before the AP Closing Date which caused damage in excess of the amount required to be disclosed to the relevant lessor under the relevant Lease, and (ii) the summary technical information provided by GECC and its representatives to the Appraisers with respect to such Aircraft and on which the Appraisers relied in making their Appraisals is true and correct in all material respects and there are no facts or circumstances known to the applicable Seller or GECC as of the AP Closing Date which would render any of the technical specifications with respect to such Aircraft assumptions contained in the Appraisals for such Aircraft to be materially inaccurate (and for the avoidance of doubt, neither GECC nor the applicable Seller makes any representation or warranty concerning, and has not investigated in any respect, the valuations or financial adjustments contained in the Appraisals or of any industry data, aircraft or Aircraft data (except solely the summary technical data provided by GECC), methodologies, assumptions or conclusions contained in the Appraisals);

(h)
to GECC’s or the applicable Seller’s knowledge, except if and as disclosed by GECC or such Seller to the Purchaser thereof in the First Disclosure Letter, no compulsory airworthiness directives are outstanding on and as of the AP Closing Date against such Aircraft which will require, as of the AP Closing Date based on the estimated cost of such work as of the AP Closing Date, GECC or any other Seller or such Purchaser to make contributions to the cost of compliance therewith as required under the provisions of the Leases as in effect on the AP Closing Date in excess of $1,250,000 in the aggregate for all Aircraft during the terms of the Leases (excluding any extension or renewal thereof) for all Aircraft as in effect on the AP Closing Date;

(i)
to GECC’s or the applicable Seller’s knowledge, except if and as disclosed by GECC or such Seller to the Purchaser thereof in the First Disclosure Letter, no options to purchase such Aircraft, extend or terminate the relevant Lease have been exercised on or before the AP Closing Date by the relevant Lessee under the relevant Lease Documents;

(j)	the information set forth in each of the Disclosure Letters with respect to such Aircraft is or will be when issued true and accurate in all material respects as of its date;

(k)
except if and as advised by GECC or such Seller to the Purchaser thereof in the First Disclosure Letter, to GECC’s or the applicable Seller’s knowledge, as of the AP Closing Date, the provisions of each Lease relating to the granting of any Security Deposit thereunder remain in full force and effect;

(l)
to GECC’s or the applicable Seller’s knowledge and except if and as advised by GECC or such Seller to the Purchaser thereof in the First Disclosure Letter, as of the AP Closing Date, no event has occurred or act or thing done or omitted to be done by GECC or any other Seller (excluding however from this representation and warranty acts or things done or omitted to be done after the AP Closing Date on the instructions of the Servicer acting on behalf of Genesis Funding) pursuant to which or as a result of which the relevant Lease can be terminated by the applicable Lessee in accordance with the terms of the relevant Lease or the obligations of any such party thereunder would be rendered invalid or unenforceable;

(m)
to GECC’s or the applicable Seller’s knowledge, except if and as advised by GECC or such Seller to the Purchaser thereof in the First Disclosure Letter, such Aircraft is not as of the AP Closing Date subject to any sub-lease (exclusive of “wet-leases”) from the relevant Lessee;

(n)
to GECC’s or the applicable Seller’s knowledge, the information provided by GECC to the Purchaser thereof prior to the Delivery Date as to the identities of all of such Seller’s predecessors in title to such Aircraft thereof is complete and accurate in all material respects;

(o)
to GECC’s or the applicable Seller’s knowledge, except if and as advised by GECC or such Seller to the Purchaser thereof in a Disclosure Letter, such Aircraft has been accepted by the relevant Lessee under the Lease thereof without qualification or exception or to the extent that any such acceptance was given subject to any qualification or exception or subject to any liability on the part of such Seller or relevant Affiliate of the Seller to pay or reimburse any costs or expenses or to undertake any repairs or modifications at the expense of such Seller, such qualifications and exceptions have been discharged or waived by the Lessee and have ceased to apply and no such costs or expenses remain to be reimbursed and all defects referred to therein have been duly rectified or waived by such Lessee, or GECC or the applicable Seller/lessor Affiliate of GECC has retained the rectification or payment obligations associated therewith;

(p)
except for documents or provisions that will be inapplicable to the relevant Genesis Funding Entity on and after the Delivery Date therefor, the information and statements as to and relating to the relevant Lease and the Lease Documents set forth in Schedule 2 as of the AP Closing Date or the Substitute Aircraft Supplement, as applicable, are true and complete in all material respects;

(q)	the sale of such Aircraft contemplated hereby constitutes a valid and irrevocable transfer of all of the Seller’s right, title and interest in and to such Aircraft to the

Purchaser thereof and after Delivery of such Aircraft such Seller shall retain no right, title or interest in such Aircraft;

(r)
on and as of the AP Closing Date the lessor under the relevant Lease pertaining to such Aircraft shall have paid to the relevant Lessee all amounts then due and payable on and as of the AP Closing Date by such lessor to such Lessee in respect of maintenance theretofore performed on such Aircraft as required by the Lease Documents; and

(s)	GECC represents and warrants that the representations and warranties made by the Sellers herein are true and correct.

8.3	Each BI Seller further represents and warrants on each BI Transfer Date with respect to the Transfer of the Beneficial Interest of the relevant Genesis Funding Entity as follows:

(a)
except if and as advised by GECC to the Purchaser thereof in a Disclosure Letter, so far as concerns the obligations of GECC and any such BI Seller (and except for the registration of particulars of the relevant Lease Novation or Assignment of Lease with the appropriate Air Authority or other actions referred to therein or herein, if applicable) all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement, the transactions contemplated by this Agreement and the other applicable Operative Documents to which it is a party, have been (or will on or before the Delivery Date of such Aircraft have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(b)
except if and as advised by GECC to the Purchaser thereof in a Disclosure Letter, the Lease Documents listed in Schedule 2 or the Substitute Aircraft Supplement, as applicable, constitute the whole agreement between the relevant lessor and the relevant Lessee as of Delivery (and pertaining to the period on and after Delivery) relating to such Aircraft and includes a complete list (other than the Operative Documents) of all amendments, supplements, novations, and written consents, approvals and waivers relevant to the Lease with respect to the period on and after Delivery, and there are no oral waivers in effect that would modify or amend the terms thereof in any material respect with respect to the period on and after Delivery;

(c)
except if and as advised by GECC to the Purchaser thereof in the First Disclosure Letter, to GECC’s or the applicable BI Seller’s knowledge no Material Default has occurred and is continuing under the relevant Lease on and as of the AP Closing Date;

(d)
except if and as advised by GECC to the Purchaser thereof in the First Disclosure Letter, there are no outstanding claims which have been asserted by the Lessee against GECC or any other BI Seller arising out of the relevant Lease (other than claims constituting Permitted Encumbrances and other than claims for maintenance contribution payments that will be the responsibility of the BI Seller or for other payments that will be the responsibility of the BI Seller) on and as of the AP Closing Date;

(e)
the applicable BI Seller has, or at such BI Transfer Date will have, full legal and beneficial title to such Beneficial Interest, free from Encumbrances other than Permitted Encumbrances, and such Genesis Funding Entity (except with respect to the Skymark Aircraft) will at such date have full legal and beneficial title to the related Aircraft, free from Encumbrances other than Permitted Encumbrances and the transfer of such Beneficial Interest is not avoidable or otherwise subject to rescission by reason of a lawful claim of any other Person by or through the applicable BI Seller (including a prior transferor thereof or of the related Aircraft acting on behalf of or claiming through such BI Seller) (other than a Permitted Encumbrance);

(f)
with respect to the Skymark Aircraft, SC Air has full legal title to the Skymark Aircraft and the Skymark Beneficial Owner is in substance the beneficial owner of the Skymark Aircraft, free from Encumbrances other than Permitted Encumbrances;

(g)
to GECC’s or the applicable BI Seller’s knowledge, and except if and as advised by GECC or such BI Seller to the Purchaser thereof in the First Disclosure Letter, there are no Lessee Encumbrances on and as of the AP Closing Date which are not permitted pursuant to the terms of the relevant Lease Document;

(h)
(i) to GECC’s or the applicable BI Seller’s knowledge, such Aircraft has not, except if and as advised by GECC or such BI Seller to the Purchaser thereof in the First Disclosure Letter, been involved in any incident on or before the AP Closing Date which caused damage in excess of the amount required to be disclosed to the relevant lessor under the relevant Lease, and (ii) the summary technical information provided by GECC and its representatives to the Appraisers with respect to such Aircraft and on which the Appraisers relied in making their Appraisals is true and correct in all material respects and there are no facts or circumstances known to the applicable BI Seller or GECC as of the AP Closing Date which would render any of the technical specifications with respect to such Aircraft assumptions contained in the Appraisals for such Aircraft to be materially inaccurate (and for the avoidance of doubt, neither GECC nor the applicable BI Seller makes any representation or warranty concerning, and has not investigated in any respect, the valuations or financial adjustments contained in the Appraisals or of any industry data, aircraft or Aircraft data (except solely the summary technical data provided by GECC), methodologies, assumptions or conclusions contained in the Appraisals);

(i)
to GECC’s or the applicable BI Seller’s knowledge, except if and as advised by GECC or such BI Seller to the Purchaser thereof in the First Disclosure Letter, no compulsory airworthiness directives are outstanding on and as of the AP Closing Date against such Aircraft which will require, as of the AP Closing Date based on the estimated cost of such work as of the AP Closing Date, GECC or any other BI

Seller or such Purchaser to make contributions to the cost of compliance therewith as required under the provisions of the Leases as in effect on the AP Closing Date in excess of $1,250,000 in the aggregate for all Aircraft during the terms of the Leases (excluding any extension or renewal thereof) for all Aircraft as in effect on the AP Closing Date;

(j)
to GECC’s or the applicable BI Seller’s knowledge, except if and as disclosed by GECC or such BI Seller to the Purchaser thereof in the First Disclosure Letter, no options to purchase such Aircraft, extend or terminate the relevant Lease have been exercised on or before the AP Closing Date by the relevant Lessee under the relevant Lease Documents;

(k)	the information set forth in each of the Disclosure Letters with respect to such Aircraft is or will be when issued true and accurate in all material respects as of its date;

(l)
except if and as advised by GECC or such BI Seller to the Purchaser thereof in the First Disclosure Letter, to GECC’s or the applicable BI Seller’s knowledge, as of the AP Closing Date, the provisions of each Lease relating to the granting of any Security Deposit thereunder remain in full force and effect;

(m)
to GECC’s or the applicable BI Seller’s knowledge and except if and as advised by GECC or such BI Seller to the Purchaser thereof in the First Disclosure Letter, as of the AP Closing Date, no event has occurred or act or thing done or omitted to be done by GECC or any other BI Seller (excluding however from this representation and warranty acts or things done or omitted to be done after the AP Closing Date on the instructions of the Servicer acting on behalf of Genesis Funding) pursuant to which or as a result of which the relevant Lease can be terminated by the applicable Lessee in accordance with the terms of the relevant Lease or the obligations of any such party thereunder would be rendered invalid or unenforceable;

(n)
to GECC’s or the applicable BI Seller’s knowledge, except if and as advised by GECC or such BI Seller to the Purchaser thereof in the First Disclosure Letter, such Aircraft is not as of the AP Closing Date subject to any sub-lease (exclusive of “wet-leases”) from the relevant Lessee;

(o)
to GECC’s or the applicable BI Seller’s knowledge, the information provided by GECC to the Purchaser thereof prior to the Delivery Date as to the identities of all of such BI Seller’s predecessors in title to such Aircraft thereof is complete and accurate in all material respects;

(p)
to GECC’s or the applicable BI Seller’s knowledge, except if and as advised by GECC or such BI Seller to the Purchaser thereof in a Disclosure Letter, such Aircraft has been accepted by the relevant Lessee under the Lease thereof without qualification or exception or to the extent that any such acceptance was given subject to any qualification or exception or subject to any liability on the part of such BI Seller or relevant Affiliate of the BI Seller to pay or reimburse any costs or expenses or to undertake any repairs or modifications at the expense of such BI Seller, such qualifications and exceptions have been discharged or waived by the Lessee and have ceased to apply and no such costs or expenses remain to be reimbursed and all defects referred to therein have been duly rectified or waived by such Lessee, or GECC or the applicable Seller/lessor Affiliate of GECC has retained the rectification or payment obligations associated therewith;

(q)
except for documents or provisions that will be inapplicable to the relevant Genesis Funding Entity on and after the Delivery Date therefor, the information and statements as to and relating to the relevant Lease and the Lease Documents set forth in Schedule 2 as of the AP Closing Date or the Substitute Aircraft Supplement, as applicable, are true and complete in all material respects;

(r)
on and as of the AP Closing Date the lessor under the relevant Lease pertaining to such BI Aircraft shall have paid to the relevant Lessee all amounts then due and payable on and as of the AP Closing Date by such lessor to such Lessee in respect of maintenance theretofore performed on such BI Aircraft as required by the Lease Documents;

(s)
the sale of such Beneficial Interest contemplated hereby constitutes a valid and irrevocable transfer of such Beneficial Interest and such BI Seller shall retain no right, title or interest in such Beneficial Interest;

(t)
neither the BI Seller nor anyone acting on its behalf has offered such Beneficial Interest or any similar securities for sale to, or solicited any offer to buy any of the same from, any person in a manner which would violate the Securities Act, and neither the BI Seller nor anyone acting on their behalf have taken, or will take, any action that would subject the issuance or sale of such Beneficial Interest to the registration requirements of Section 5 of the Securities Act;

(u)
with respect to each Genesis Funding Entity, except as set forth in the Formation Agreements, there are no voting trusts, membership agreements, proxies or other agreements or understandings in effect with respect to (i) the voting of the Beneficial Interest or (ii) other than those contained in the Operative Documents, the Lease Documents or the Formation Agreement, the Transfer of the Beneficial Interest and, that no Formation Agreement contains any provision that would prohibit or impair the Transfer of the applicable Beneficial Interest in accordance with this Agreement;

(v)	complete and accurate copies of any membership register, minute book or stock register with respect to the relevant Genesis Funding Entity have been provided to Genesis Funding;

(w)
to the extent such exist, the books of account and other financial records of the relevant Genesis Funding Entity accurately reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with and applied on a basis consistent with the past practices of such Genesis Funding Entity;

(x)
except to the extent that same is the responsibility of the Lessee under a Lease, the relevant Genesis Funding Entity has obtained and is maintaining all permits, licenses, authorizations, certifications, exemptions and approvals necessary to enable it to carry on its business as presently conducted (collectively, the “Permits”), and all such Permits are in full force and effect; and

(y)
full and accurate particulars of all material contracts or agreements (collectively, the “Contracts”) to which the relevant Genesis Funding Entity is a party at the AP Closing Date that do not consist of the Formation Agreements, the Lease Documents, the Operative Documents or other documents described herein and that do not pertain to the Genesis Funding Entities’ ordinary course of business and that will continue in effect after the Delivery Date have been disclosed to Genesis Funding Limited in the First Disclosure Letter and each Contract including the Formation Agreement, the Lease Documents and the Operative Documents (i) is legal, valid and binding on the relevant Genesis Funding Entity and is in full force and effect in accordance with its terms with respect to such Genesis Funding Entity and (ii) upon completion of the transactions contemplated by the Operative Documents, shall continue in full force and effect with respect to such Genesis Funding Entity, without penalty or adverse consequence. To the knowledge of GECC and the BI Sellers after due inquiry, neither the BI Sellers nor the relevant Genesis Funding Entity is in breach of, or default under, any Contract to which it is a party.

8.4
GECC with respect to each Genesis Funding Entity, and each BI Seller with respect to such Genesis Funding Entity the Beneficial Interests of which such BI Seller will Transfer, further represents and warrants on each BI Transfer Date as follows:

(a)
such Genesis Funding Entity is duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has full corporate, company, trust or other power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets. Such Genesis Funding Entity is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its assets, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by such Genesis Funding Entity to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by such Genesis Funding Entity, as the case may be, becoming qualified or admitted and in good standing. GECC has, prior to the execution of this Agreement, delivered to Purchaser true and complete copies of such Genesis Funding Entity’s organizational documents (including any limited liability company agreements, limited partnership agreements or Formation Agreements) as in effect on the date hereof.

(b)
the Beneficial Interests of such Genesis Funding Entity are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller owns the Beneficial Interests, beneficially and of record, free and clear of all Encumbrances (other than Permitted Encumbrances), and there are no other Beneficial Interests of such Genesis Funding Entity issued and outstanding. Except for this Agreement, there are no outstanding options to acquire the Beneficial Interests or any other equity interest with respect to such Genesis Funding Entity. Such Beneficial Interests are or will be represented by certificates, and the delivery of a certificate or certificates at the Closing representing the Beneficial Interests in the manner provided in Section 2.1 together with the Assignment of Beneficial Interest contemplated hereunder and any recording thereof in the books and records of such Person will transfer to Purchaser full legal and beneficial title to the Beneficial Interests, free and clear of all Encumbrances (other than Permitted Encumbrances). In the case of Beneficial Interests not represented by certificates, delivery of the Assignment of Beneficial Interest and recording of Purchaser’s ownership of such Beneficial Interests in the books and records of the Genesis Funding Entity will transfer to Purchaser full legal and beneficial title to the Beneficial Interests, free and clear of all Encumbrances (other than Permitted Encumbrances).

(c)	such Genesis Funding Entity has no Subsidiaries except as disclosed in the First Disclosure Letter.

(d)	on or prior to the BI Transfer Date, the Assignment of Lease or Lease Novation, as the case may be, has been duly executed and delivered by all parties thereto.

(e)
except for (i) the Aircraft listed on Schedule 1 for such Genesis Funding Entity, (ii) cash or other property held for the account of any Lessee as Security Deposit, (iii) any rights arising under the Operative Documents to which it is a party and the Lease, other Lease Documents and any Intercompany Lease, (iv) any Subsidiary disclosed in the First Disclosure Letter and (v) any receivables disclosed in the First Disclosure Letter, such Genesis Funding Entity has no other Assets.

(f)
except for the Formation Agreement, the Lease, the Lease Documents and the Assignment of Lease or Lease Novation, as the case may be, there are no Encumbrances (other than Permitted Encumbrances) on any of the assets or properties of such Genesis Funding Entity and the Transfer of the Beneficial Interests in the manner contemplated by this Agreement will not create any Encumbrances (other than Permitted Encumbrances referenced in clause (1) or (2) of the definition of such term) on the assets or properties of such Genesis Funding Entity.

(g)	such Genesis Funding Entity has no employees, except as may be required by Applicable Law.

(h)	to GECC’s knowledge and such BI Seller’s knowledge, there are no Orders outstanding against such Genesis Funding Entity.

(i)
such Genesis Funding Entity is not and has not at any time since its organization as an entity been, or has received any notice that it is or has at any time since its organization as an entity been, in violation of or in default under, in any material respect, Applicable Law or Order applicable to such Genesis Funding Entity or any of its assets or properties.

(j)
no liquidator, provisional liquidator, analogous or similar officer has been appointed in respect of all or any part of the assets of such Genesis Funding Entity nor has any application been made to a court which is still pending for an Order for, or any act, matter or thing been done which with the giving of notice, lapse of time or satisfaction of some other condition (or any combination thereof) will lead to, the appointment of any such officers or equivalent in any jurisdiction.

(k)
as of such BI Transfer Date, the entry into and performance by such Genesis Funding Entity of, and the transactions contemplated by, the relevant Operative Documents to which it is a party, on such BI Transfer Date while such Beneficial Interest is owned by the BI Seller thereof, do not and will not:

(i) breach any laws, rules, regulations, orders, judgments or decrees binding on such Genesis Funding Entity or any of their respective assets on such BI Transfer Date while such Beneficial Interest is owned by the BI Seller thereof; or

(ii) result in any breach of, or constitute a default under the constitutional documents of such Genesis Funding Entity on such BI Transfer Date while such Beneficial Interest is owned by the BI Seller thereof; or

(iii) result in any breach of, or constitute a default under any agreement, document or instrument which is binding upon such Genesis Funding Entity or any of its respective assets on such BI Transfer Date while such Beneficial Interest is owned by the BI Seller thereof or result thereunder in the creation of any Encumbrance (other than the Novated Lease or the Assigned Lease as the case may be or other Permitted Encumbrance) over any of its respective assets to be transferred to the relevant Purchaser hereunder.

(l)
except if and as advised by GECC or any BI Seller, as applicable, to the Purchaser in a Disclosure Letter, no litigation, arbitration or claim before any court, arbitrator, governmental or administrative agency or authority to which such Genesis Funding Entity is a party which would have a material adverse effect on the ability of such Genesis Funding Entity to observe or perform its respective obligations under any applicable Operative Documents to which such Genesis Funding Entity is a party on such BI Transfer Date while such Beneficial Interest is owned by the BI Seller thereof is in progress, or to the knowledge of GECC, or any BI Seller, as applicable, threatened against such Genesis Funding Entity;

(m)
since its acquisition of its interest in the applicable Aircraft such Genesis Funding Entity has been covered by aviation liability insurance policies in such types and amounts and covering such risks and with such insurers as are substantially consistent with GECAS’s customary practices and such aviation liability insurance remains in effect as to such Genesis Funding Entity on such BI Transfer Date; and

(n)
there are no Liabilities of the relevant Genesis Funding Entity other than Liabilities arising under the Lease Documents, the Formation Agreements or the Operative Documents, Liabilities incurred in the ordinary course of business or Liabilities disclosed in a Disclosure Letter or contemplated hereby.

8.5
Except if and as advised by GECC to the Purchaser thereof in a Disclosure Letter, each BI Seller of a Genesis Funding Non-Corporate Entity further represents and warrants on the AP Closing Date with respect to the Transfer of the Beneficial Interest of the relevant Genesis Funding Non-Corporate Entity as follows:

(a)
such Genesis Funding Non-Corporate Entity is and has been at all time from its organization an entity taxable as a disregarded entity for Federal income tax purposes and the relevant BI Seller has made an election, where it is required, to treat the Genesis Funding Non-Corporate Entity at all time from its organization as an entity taxable either as a grantor trust or as a disregarded entity for Federal, foreign, state and local income tax purposes;

(b)
such Genesis Funding Non-Corporate Entity has paid all Taxes that are due or claimed or asserted by any taxing authority to be due from such Genesis Funding Non-Corporate Entity on or prior to the AP Closing Date and there are no Tax liens upon the assets of the Genesis Funding Non-Corporate Entity except liens for Taxes not yet due; and

(c)
such Genesis Funding Non-Corporate Entity has complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other applicable laws) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all required amounts.

8.6
Except if and as advised by GECC to the Purchaser thereof in a Disclosure Letter, each BI Seller of (i) a Genesis Funding Corporate Entity and (ii) of a Genesis Funding Non-Corporate Entity to the extent such Genesis Funding Non-Corporate Entity is not treated as a disregarded entity for foreign, state or local income tax purposes (a “Genesis Funding State Corporate Entity”) further represents and warrants on the AP Closing Date with respect to the Transfer of the Beneficial Interest of the relevant Genesis Funding Corporate Entity or Genesis Funding State Corporate Entity as follows:

(a)
such Genesis Funding Corporate Entity or such Genesis Funding State Corporate Entity has filed (or has had filed on its behalf) all material Tax Returns required to be filed by applicable law prior to the date hereof and all Tax Returns were materially true, complete and, to the extent material, correct and filed on a timely basis;

(b)
such Genesis Funding Corporate Entity or such Genesis Funding State Corporate Entity has paid all material Taxes that are due, or claimed or asserted by any taxing authority to be due, from the Genesis Funding Corporate Entity or such Genesis Funding State Corporate Entity on or prior to the AP Closing Date and there are no Tax liens upon such assets of the Genesis Funding Corporate Entity or such Genesis Funding State Corporate Entity except liens for Taxes not yet due;

(c)
such Genesis Funding Corporate Entity or such Genesis Funding State Corporate Entity has complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other applicable laws) and has, to the extent material, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all required amounts;

(d)
such Genesis Funding Corporate Entity or such Genesis Funding State Corporate Entity has not requested (and no request has been made on its behalf) any extension of time within which to file any Tax Return;

(e)
such Genesis Funding Corporate Entity or such Genesis Funding State Corporate Entity has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns (and no extensions have been executed on its behalf);

(f)
no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of such Genesis Funding Corporate Entity or such Genesis Funding State Corporate Entity;

(g)
such Genesis Funding Corporate Entity or such Genesis Funding State Corporate Entity has not received any written ruling of a taxing authority relating to Taxes, or any other written and legally binding agreement with a taxing authority relating to Taxes;

(h)
such Genesis Funding Corporate Entity has not filed (and will not file prior to the AP Closing Date) a consent pursuant to Code Section 341(f) or any analogous state or local Tax provision or agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset, as defined in Code Section 341(f)(4);

(i)	such Genesis Funding Corporate Entity is not required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by the Genesis Funding Corporate Entity and the Internal Revenue Service has not proposed an adjustment or change in accounting method;

(j)
such Genesis Funding Corporate Entity is not a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Code Section 280G;

(k)
on or before the AP Closing Date, such Genesis Funding Corporate Entity or such Genesis Funding State Corporate Entity had no United States state or local, or foreign Tax Return filing obligations in respect of income, franchise, doing business or similar Taxes, other than, in the case of a Genesis Funding Corporate Chinese Entity, its obligation for Delaware corporate income or franchise tax; and

(l)
GECC or the relevant BI Seller has paid or will pay all Taxes with respect to the operations of the Genesis Funding Corporate Entity or Genesis Funding State Corporate Entity, for all such taxable periods ending on or before the AP Closing Date and that portion of such taxable period that includes the AP Closing Date (calculated as if the AP Closing Date were the end of a taxable period).

8.7	GECC represents, warrants and covenants as follows:

(a)
following the Delivery Date for any Aircraft and unless as a result of a Final Determination, neither GECC nor any of its Affiliates will claim for United States federal, state or local or for foreign tax purposes to be the owner of such Aircraft; and

(b)	prior to the AP Closing Date, GECC or its Affiliates treated itself as the owners of the Aircraft for United States federal, state and local income tax purposes.

8.8
GECC further represents and warrants to Genesis Funding that, as of the date hereof and as of the BI Transfer Date with respect to the Skymark Aircraft and after giving effect to the novations, assignments and amendments contemplated thereby, each of the Operative Documents related to the Skymark Aircraft is legal, valid and binding on the Skymark Beneficial Owner and is in full force and effect in accordance with its terms, and (b) upon completion of the transactions contemplated by the Operative Documents, the Operative Documents shall continue in full force and effect, without penalty or adverse consequence, as to the Skymark Beneficial Owner. To GECC’s or the applicable BI Seller’s knowledge, neither the Skymark Beneficial Owner nor the applicable BI Seller is in breach of, or default under, any of the Operative Documents to which it is a party.

8.9
As used herein “to GECC’s knowledge” and “to the Seller’s knowledge” means the awareness of facts or other information by any person at GECC or GECAS or the Seller, as the case may be, actively involved in the transactions contemplated by this Agreement or (in respect of any Aircraft or any Beneficial Interest related thereto), the leasing of such Aircraft and something being “known to GECC” or being “known to the Seller” shall be construed accordingly.

8.10
GECC and each other Seller acknowledges that each Purchaser is entering into this Agreement and the other Operative Documents in reliance upon the accuracy of each of the representations and warranties, which representations and warranties have been given by GECC and the other Sellers so as to induce each Purchaser to enter into this Agreement and the other Operative Documents.

8.11
The representations and warranties may at the sole discretion of the relevant Purchaser be waived by such Purchaser with or without conditions acceptable to the Sellers, subject to in each case, the relevant Purchaser first obtaining the prior written consent of the Policy Provider to any such waiver.

8.12	Subject to Section 8.13, the benefit of the representations and warranties shall run to the Security Trustee.

8.13
The representations and warranties in respect of any Aircraft shall continue and survive in full force and effect after the Delivery Date therefor for a period ending on the earlier of (x) the date of the payment in full of the Class G-1 Notes and all obligations owing to the Policy Provider and (y) six years after the AP Closing Date, after which period no claim in respect thereof, pursuant to an indemnity contained herein or otherwise, may be brought against a party hereto except if notice of a claim of inaccuracy thereof has been given prior to the close of such period.

8.14
Each of the representations and warranties shall be construed as a separate and independent representation and warranty and shall not be limited or restricted by reference to the terms of any other provision of this Agreement, the other Operative Documents or any other representation or warranty.

9.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

9.1	Genesis Funding hereby represents and warrants to GECC and each Seller as of the date of this Agreement and on each subsequent Delivery Date that:

(a)
Genesis Funding is duly incorporated and validly existing under the laws of Bermuda, and each other Purchaser of any Asset is a company or trust duly established and validly existing under the laws of its jurisdiction of organization, and each has the trust or corporate power (as the case may be) to own its assets and carry on its business as it is being conducted;

(b)
Genesis Funding and each other Purchaser of any Asset has the trust or corporate power (as the case may be) to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, this Agreement and the other applicable Operative Documents to which it is a party;

(c)	this Agreement and the other applicable Operative Documents to which it is a party have been, or when executed and delivered will have been, duly entered into and delivered by Genesis Funding and each other Purchaser of any Asset and constitute or, in the case of any Operative Document to be executed on or about the applicable Delivery Date, will constitute on such Delivery Date, each such Person’s legal, valid and binding obligations;

(d)
the entry into and performance by Genesis Funding and any other Purchaser of any Asset of, and the transactions contemplated by, this Agreement and the other applicable Operative Documents to which it is a party do not and will not:

(i)	conflict with any laws binding on Genesis Funding or any other Purchaser of any Asset; or

(ii)	result in any breach of, or constitute a default under the constitutional documents of Genesis Funding or any other Purchaser of any Asset; or

(iii)
result in any breach of, or constitute a default under or result in default under any document which is binding upon Genesis Funding or any other Purchaser of any Asset or any of their respective assets;

(e)
so far as concerns the obligations of Genesis Funding and any other Purchaser of any Asset, all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement and the other applicable Operative Documents to which any such Person is a party and the Servicing Agreement and the transactions contemplated by this Agreement and the other applicable Operative Documents to which any such Person is a party, have been obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(f)
the provisions of Section 14 concerning applicable law, service of process and jurisdiction are valid and binding on Genesis Funding and each other Purchaser under the laws of the State of New York, and no provision purporting to be binding on Genesis Funding or any other Purchaser of any Asset, this Agreement or any of the other applicable Operative Documents is prohibited, unlawful or unenforceable under the laws of the State of New York;

(g)
no liquidator, provisional liquidator, official manager, trustee, Irish law examiner, receiver or receiver and manager or similar officer has been appointed in respect of all or any part of the assets of Genesis Funding or any other Purchaser of any Asset nor has any application been made to a court which is still pending for an order for, or any act, matter or thing been done which with the giving of notice, lapse of time or satisfaction of some other condition (or any combination thereof) will lead to the appointment of any such officers;

(h)
no litigation, arbitration or claim before any court, arbitrator, governmental or administrative agency or authority which would have a material adverse effect on the ability of Genesis Funding or any other Purchaser of any Asset to observe or perform its obligations under this Agreement is in progress, or to the knowledge of any such Person, threatened against any such Person;

(i)
Genesis Funding and each other Purchaser of any Asset intends for the sale of any Aircraft contemplated hereby to constitute a valid transfer of such Aircraft to the relevant Purchaser and intends that after Delivery of such Aircraft the Seller thereof shall retain no right, title or interest in such Aircraft; and

(j)
Genesis Funding represents and warrants that the Beneficial Interest of any Genesis Funding Entity purchased by Genesis Funding is being acquired for investment for Genesis Funding’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Genesis Funding has no intent of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.

10.	INDEMNITY

10.1
Each Purchaser of an Asset or Aircraft agrees to indemnify the Seller on its behalf and on behalf of each other Seller Indemnitee from and against any claims, damages, losses, costs, expenses, fees, payments, demands, liabilities, actions, proceedings, penalties or fines (“Losses”) (other than, in each case, on account of any Taxes resulting from any Delivery) which any Seller Indemnitee may incur in relation to such Asset or Aircraft to the extent it arises (A) out of an event that occurs on or after the AP Closing Date and (B) in connection with any of the Retained Rights.

10.2
Without derogation to the disclaimer in Section 12, each Seller of an Aircraft agrees to indemnify the Purchaser thereof on its behalf and on behalf of each Purchaser Indemnitee from and against any Losses which any Purchaser Indemnitee may incur in relation to such Asset or Aircraft to the extent it arises out of an event (which term shall exclude when used in this Section 10.2 anything related to or connected with the design, manufacture, maintenance, repair, rebuilding, overhaul, refurbishment or similar activity with respect to any Aircraft (including any engine or part)) that occured prior to the AP Closing Date.

10.3
If a written claim is made against a party (the “first party”) for any sum which is the subject of an indemnity by the other party (the “indemnifying party”) under this Section 10, the first party will promptly notify the indemnifying party. If reasonably requested by the indemnifying party in writing within 30 days following receipt by the indemnifying party of such notice, and provided the first party is indemnified by the indemnifying party against costs and expenses, the first party will in good faith contest in its name (or, at the indemnifying party’s election if such contest may be undertaken by the indemnifying party in its own name or on behalf of the indemnifying party, permit the indemnifying party to contest) the validity, applicability and amount of such claim in appropriate administrative and judicial proceedings; provided that the first party shall have no such obligation if any such contest would expose the first party itself to an indemnifiable liability claim.

10.4	The relevant Seller or GECC shall pay, within 45 days after receipt of an approved invoice therefor, costs and expenses, including reasonable legal fees and disbursements,

which the relevant Purchaser incurs as a result of (but subject to the provisions of Section 4.3 in the case of clauses (ii) and (iii) below):

(i)
the application of Section 4.1 (including, without limitation, costs incurred in arranging or taking steps to arrange the preparation, execution and delivery of any documents in anticipation of Delivery of a Substitute Aircraft); or

(ii)
any of the documents or conditions referred to in Schedule 3 not being satisfied on or before Delivery of the relevant Aircraft or Transfer of the Beneficial Interest of the relevant Aircraft or any of the documents or conditions referred to in Schedule 4 not being satisfied within the period specified therein; or

(iii)	any condition referred to in Section 7.2(a) or (b) not being satisfied on or before Delivery of the relevant Aircraft or Beneficial Interest.

10.5
If and to the extent that any sums constituting (directly or indirectly) an indemnity to the first party but paid by the indemnifying party pursuant to this Agreement are treated as taxable in the hands of the first party, the indemnifying party will pay to the first party such sums as will after the tax liability has been fully satisfied indemnify the first party to the same extent as it would have been indemnified in the absence of such liability together with interest on the amount payable by the indemnifying party under this sub-clause at the rate of interest stated in Section 5.7 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by the indemnifying party (both before and after judgment), but the indemnifying party will be under no liability to make any payment under this Section 10.5 to the first party to the extent the first party would be in a better position than if no payment by way of indemnity had needed to have been made.

11.	TAXES

(a)
GECC and each Seller of an Asset hereby covenants to pay all Taxes imposed on the Purchaser of an Aircraft or a Beneficial Interest thereof, on Genesis Funding (or any assignee or successor thereto) or on any Aircraft, any Beneficial Interest, the Lease Documents or the Operative Documents as a result of (i) the execution of, delivery of or performance under this Agreement, (ii) the Delivery of any Aircraft or Transfer of the Beneficial Interest in a Genesis Funding Entity that holds title to any Aircraft, (iii) any required re-registration of title to or the lease of any Aircraft with any Government Entity that is necessary or advisable to reflect or record the Operative Documents or the events occurring pursuant to the Operative Documents, (iv) the purchase by such Purchaser of any Aircraft or Beneficial Interest hereunder, (v) such Purchaser’s entering into of the Lease Documents and the Operative Documents, (vi) without regard to clause (y) of this Section 11(a), the inaccuracy of such Seller’s representation or warranty or the breach by such Seller of any covenant, or (vii) an Aircraft being located in an Transfer Tax Jurisdiction at any time whether before or after the moment of Delivery on the Delivery Date for such Aircraft or on the AP Closing Date, other than (v) Taxes in respect of events occurring after, but not on, the Delivery Date unless arising as a result of events described in clause (iii) or (vi) above, (w) in the case of clause (vii), Taxes imposed by a Jurisdiction other than the Transfer Tax Jurisdiction, (x) Taxes that the relevant Lessee is liable to pay or reimburse under the relevant Lease and/or the Operative Documents, (y) any Taxes (other than sales, use and similar Taxes and Taxes which are imposed as a result of an event described in clause (vi) of this Section 11(a)) imposed on the Purchaser of such Aircraft or any other Purchaser that are based on or measured by gross or net income or receipts (including, without limitation, withholding and Taxes on tax preference items) of such Purchaser or any other Purchaser or that are capital, doing business, accumulated earnings, personal holding company, excess profits, successor, estate or net worth Taxes of such Purchaser (including interest, additions to Tax, penalties, or other charges in respect thereof), in each case to the extent imposed on the Purchaser or any other Purchaser by reason of such Purchaser or an Affiliate thereof being organized in the jurisdiction imposing such Taxes or conducting activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents or (z) Taxes resulting from the gross negligence or willful misconduct of such Purchaser.

As used herein, “Transfer Tax Jurisdiction” means a jurisdiction that imposes Tax on an Asset or any Person directly or indirectly holding an interest in the Asset by reason of a transfer of the Asset or a beneficial interest in the Asset as a result of the applicable Aircraft being located in that jurisdiction.

(b)
Each Purchaser covenants not to bring into the United Kingdom any document held by it subject to stamp duty in the United Kingdom and covered by the indemnity in Section 11(a) above unless it is necessary to do so to enforce the same, whereupon such Purchaser shall notify the relevant Seller that it has brought such a document into the United Kingdom and such Seller shall be responsible for the payment of such duty.

(c)
Each BI Seller of each Genesis Funding Entity hereby covenants to pay and to indemnify and hold harmless such Genesis Funding Entity and its Affiliates (and their direct and indirect beneficial interest holders) from any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to (i) all Taxes imposed on the Genesis Funding Entity or the Purchaser thereof related to the activity of the Genesis Funding Entity for all taxable periods ending on or before the AP Closing Date, (ii) all Taxes imposed on the Genesis Funding Entity or Purchaser thereof for such portion of any taxable period including the AP Closing Date as ends on the AP Closing Date, (calculated as if the AP Closing Date had been the last day of a taxable period and the books of the Genesis Funding Entity had been closed on such day (it being understood that Taxes other than income Taxes for which the last day of a taxable period is not the AP Closing Date are to be allocated in a manner that fairly reflects (and is no less favorable to the Purchaser than pro rata per day) the period ending on the AP Closing Date and the period commencing after the AP Closing Date)) and (iii) any Tax liability that arises solely by reason of the Genesis Funding Entity being severally liable for any Tax of the consolidated group (or combined group pursuant to Treasury Regulation Section 1.1502-6 or any analogous state or local Tax provisions) of which GECC or a BI Seller is a member (the “GE Group”) other than, in the case of clauses (i), (ii) and (iii) Taxes that the relevant Lessee is liable to pay or reimburse under the relevant Lease and/or the Operative Documents; provided, however, in the case of clauses (i) and (ii) above, Taxes imposed with respect to the activities of a Genesis Funding Entity or the Purchaser after the time the sale contemplated by this Agreement is effective shall be subject to indemnification only to the extent (A) (I) set forth in Section 11(a)(vi) or (vii) or (II) such Taxes arise in connection with the sale on the AP Closing Date of any direct or indirect beneficial interest in the Genesis Funding Entities, and (B) such Taxes do not arise as a result of an election under Section 338 of the Code or similar election under Tax laws of any jurisdiction outside of the United States provided, further, that the BI Seller shall not be responsible for Taxes measured by net income attributable to any Rent received by Genesis Funding solely allocable to the period on and after the AP Closing Date or for Taxes fully provided for as set forth in the First Disclosure Letter. In the case of Taxes payable by GECC and a BI Seller pursuant to clause (ii), the amount of such Taxes, as reasonably computed by the Purchaser, will be remitted to the Purchaser at least three business days prior to the due date of the relevant Tax Return (with interest being imposed at a rate equal to Purchaser’s or its Affiliate’s cost of funds (as documented by the Purchaser or its Affiliate in a reasonable manner) for any late payment.

(d)	Each BI Seller of a Genesis Funding Corporate Entity or a Genesis Funding State Corporate Entity hereby covenants:

(i)
any tax sharing agreements, tax settlement agreements, arrangements, policies or guidelines, formal or informal, express or implied that may exist between any Genesis Funding Corporate Entity or Genesis Funding State Corporate Entity and GECC, any Seller or any Affiliate of GECC or any Seller (other than the Genesis Funding Corporate Entity or Genesis Funding State Corporate Entity) (a “Tax Sharing Agreement”) shall terminate as of the AP Closing Date and, except as specifically provided herein, any obligation to make payments under any Tax Sharing Agreement shall be cancelled as of the AP Closing Date;

(ii)
if any Genesis Funding Corporate Entity or Genesis Funding State Corporate Entity has been a member of a United States consolidated federal income tax return or any foreign, state or local consolidated or combined income or franchise tax returns, the BI Seller shall cause such Genesis Funding Corporate Entity, to the extent permitted by law, to continue to join in such returns through the AP Closing Date;

(iii)	the GE Group shall timely prepare and file (or cause to be so prepared and filed) all Tax Returns required by law, covering any Genesis Funding

Corporate Entity or Genesis Funding State Corporate Entity for all taxable periods ending on or before the AP Closing Date (“Pre-Closing Tax Returns”);

(iv)
the GE Group shall timely pay or cause to be paid or fully provide for as set forth in the First Disclosure Letter all Taxes related to Pre-Closing Tax Returns (“Pre-Closing Taxes”) of such Genesis Funding Corporate Entity or Genesis Funding State Corporate Entity;

(v)
GECC or the relevant Seller will, to the extent permitted by applicable law, elect, or assist Purchaser to elect, with the relevant foreign United States state and local taxing authorities to close the taxable period of each Genesis Funding Corporate Entity or Genesis Funding State Corporate Entity on the AP Closing Date, however, in any case, where applicable law does not permit such Genesis Funding Corporate Entity or such Genesis Funding State Corporate Entity to close its taxable year on the AP Closing Date, the Purchaser will be responsible for and will cause to be prepared and duly filed all Tax Returns relating to Taxes of such Genesis Funding Corporate Entity for any taxable period which includes and ends after the AP Closing Date; and

(vi)
after the AP Closing Date, GECC and the relevant Seller of each Genesis Funding Corporate Entity will cooperate in the preparation of all Tax Returns of such Genesis Funding Corporate Entity and Genesis Funding State Corporate Entity and will provide (or cause to be provided) any records and other information the Purchaser requests that are reasonably necessary for the preparation of such Tax Returns and GECC and the relevant Seller will cooperate with the Purchaser in connection with any Tax investigation, audit or other proceeding related to such Genesis Funding Corporate Entity; provided that if any of the information requested is contained in tax returns or other documents involving matters unrelated to the Genesis Funding Corporate Entity or Genesis Funding State Corporate Entity or it otherwise confidential information, then GECC and the relevant Seller will be required to provide such information only to a nationally recognized firm of independent accounts selected by the Purchaser and reasonably satisfactory to GECC which independent accounting firm will prepare such Tax Returns without disclosure of the confidential information to the Genesis Funding Corporate Entity or the Genesis Funding State Corporate Entity; provided, further, however, that nothing in the preceding proviso will prevent the Genesis Funding Corporate Entity or the Genesis Funding State Corporate Entity from reviewing its Tax Returns.

(e)
GECC and the relevant Seller of each Genesis Funding Corporate Entity shall have the right to control any audit or examination relating to Taxes by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes of any Genesis Funding Corporate Entity or Genesis Funding State Corporate Entity for all taxable periods ending prior to or on the AP Closing Date and for that portion of any taxable period that includes the AP Closing Date that ends on the AP Closing Date (an “Event”), and shall be entitled to all refunds with respect to such taxable periods or portions thereof; however, to the extent that an Event could result in liability for the Purchaser pursuant to this Agreement, GECC or the Seller shall notify the Purchaser of such Event, and shall consult with the Purchaser with respect to the resolution of any issue relating to Taxes arising as a result of or in connection with such Event.

(f)
In the event that there are or may be Taxes that GECC or a Seller is or will be obligated to pay under this Section 11, Genesis Funding and its Subsidiaries will take such steps as may be reasonable and appropriate or requested by GECC or such applicable Seller and at the expense of GECC or such Seller to mitigate such Taxes or to recover such Taxes or to obtain a refund or credit of such Taxes but only to the extent that Genesis Funding or its applicable Subsidiary can lawfully do so and without material prejudice to its tax position or otherwise to it.

12.	WARRANTIES AND DISCLAIMERS

12.1
WITHOUT PREJUDICE TO THE EXPRESS TERMS AND CONDITIONS STATED HEREIN AND IN THE OTHER OPERATIVE DOCUMENTS, EACH AIRCRAFT WILL BE DELIVERED AND SOLD (OR IN THE CASE OF THE BI AIRCRAFT, DEEMED DELIVERED AND SOLD ON THE RELEVANT BI TRANSFER DATE TO GENESIS FUNDING ) IN ITS “AS IS, WHERE IS” CONDITION, AND EXCEPT AS EXPRESSLY STATED IN SECTION 8 OF THIS AGREEMENT AND AS OTHERWISE REPRESENTED AND WARRANTED HEREIN, IN THE OTHER OPERATIVE DOCUMENTS AND/OR IN THE BILL OF SALE OR ACKNOWLEDGEMENT OF DELIVERY AND/OR ASSIGNMENT OF BENEFICIAL INTEREST (AS THE CASE MAY BE) FOR OR IN RESPECT OF SUCH AIRCRAFT OR ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, THE SELLER (AND THE APPLICABLE GENESIS FUNDING ENTITY) MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY OF THE AIRCRAFT.

12.2
EACH PURCHASER WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES (EXCEPT AS OTHERWISE EXPRESSLY REPRESENTED AND WARRANTED BY GECC OR ANY SELLER IN THIS AGREEMENT, ANY BILL OF SALE OR ACKNOWLEDGMENT OF DELIVERY, ANY ASSIGNMENT OF BENEFICIAL INTEREST OR IN ANY OTHER OPERATIVE DOCUMENT OR CERTIFICATE DELIVERED HEREUNDER), OBLIGATIONS AND LIABILITIES OF ANY SELLER (OR GENESIS FUNDING ENTITY) INCLUDING BUT NOT LIMITED TO (1) ANY IMPLIED WARRANTY AS TO THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, VALUE, CONDITION, DESIGN, DATA PROCESSING, USE OR OPERATION OF

THE AIRCRAFT OR ANY PAST PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE OR OTHERWISE, (2) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT (INCLUDING STRICT LIABILITY), AND (3) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, FOR ANY LIABILITY OF ANY LESSEE TO ANY THIRD PARTY, FOR ANY LIABILITY OF THE PURCHASER TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES; AND ALL SUCH WARRANTIES, GUARANTEES, REPRESENTATIONS, OBLIGATIONS, LIABILITIES, RIGHTS, CLAIMS OR REMEDIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

12.3	THIS SECTION 12 SHALL NOT BE MODIFIED EXCEPT BY A WRITTEN AGREEMENT SIGNED ON BEHALF OF THE SELLER AND THE PURCHASER BY THEIR RESPECTIVE DULY AUTHORIZED REPRESENTATIVES.

13.	ASSIGNMENT

13.1
No Purchaser of an Asset or Aircraft shall assign, transfer or otherwise convey this Agreement or all or any part of its rights hereunder to any Person without the prior written consent of the Seller of such Asset or Aircraft other than in favor of the Security Trustee under the Security Trust Agreement, to which the Seller hereby consents.

13.2
Neither GECC nor any Seller of an Asset or Aircraft shall assign, transfer or otherwise convey this Agreement or all or any part of its rights hereunder to any Person without the prior written consent of the Purchaser of such Asset or Aircraft other than so far as concerns assignments to existing owners or financiers or Affiliates of such Seller of amounts or its rights to receive amounts payable to such Seller hereunder on terms and conditions which do not increase any obligation of such Purchaser hereunder or otherwise expose such Purchaser to any increased liability, cost or expense. Notwithstanding the foregoing, the Seller may at any time and from time to time assign its rights under this Agreement (but not its obligations) with respect to one or more of the Aircraft to Chicago Deferred Exchange Corporation (“CDEC”) and CDEC may subsequently reassign such rights to the Seller, in each case without having to obtain the prior written consent of the Purchaser but in each case giving the Purchaser written notice of such assignment and in the exercise of such rights, CDEC shall be bound by the terms and provisions of Section 14.2 hereof.

14.	MISCELLANEOUS

14.1
Subject to Sections 8.13 and 12.2, GECC shall indemnify, hold harmless and defend Genesis Funding, each other Purchaser and in connection with Section 8.7 hereof only any holders of Class A and/or B Shares in Genesis Funding and Affiliates thereof and their respective successors and assigns from and against all liabilities, obligations, claims, demands, judgments, causes of action, damages, costs, losses and expenses (including reasonable legal fees, costs) resulting from or arising out of or pertaining to any claim which results from any breach by GECC or any other Seller of any of its obligations, representations, warranties or covenants under this Agreement, any Assignment of Beneficial Interest, any Acknowledgement of Delivery or any Bill of Sale and solely in respect of any claim that arises with respect to any holders of beneficial interest in Genesis Funding and Affiliates thereof, GECC shall have the rights set forth in Sections 10.3 and 11(e) in respect of such claim.

14.2
None of GECC or any other Seller shall take any steps for the purpose of procuring the appointment of any administrative receiver or the making of any administrative order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition or any like proceedings under the laws of any jurisdiction in respect of Genesis Funding or any other Purchaser or in respect of any of their respective liabilities, including, without limitation, as a result of any claim or interest of any of GECC or any other Seller.

14.3
No amendment or waiver of any provision of this Agreement, and no consent to any departure herefrom by any party hereto, shall in any event be effective unless the same shall be in writing and signed by each party hereto and the Policy Provider, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

14.4
In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Agreement.

14.5
All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered to the intended recipient at its address specified in Section 12.05 of the Indenture or, in the case of GECC or any Seller, as follows:

General Electric Capital Corporation
201 High Ridge Road
Stamford, Connecticut 06927-9448
Attention:	Senior Vice President-Corporate Treasury and
   Global Funding Operation of GE Capital
Facsimile:	(203) 357-3490

With a copy to:

GE Commercial Aviation Services Limited
Aviation House
Shannon, Co. Clare
Ireland
Attention: Contracts Leader
Facsimile: +353 61-706867

and, in the case of any Purchaser, as follows:

Genesis Funding Limited
c/o A&L Goodbody
25/28 North Wall Quay
Dublin 1
Ireland
Attention: The Company Secretary
Facsimile: [__________]

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 14.5. Each such notice shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt.

14.6	(a)
THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BUT WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b)
Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this agreement and each other operative document or the transactions contemplated hereby or thereby. GECC and each other Seller irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of GECC and each other Seller hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies to it as set forth in Section 14.5 or in any other manner permitted by Applicable Law.

(c)
To the extent permitted by Applicable Law, each of the parties hereto hereby irrevocably waives the right to demand a trial by jury, in any such suit, action or other proceeding arising out of this Agreement, the other Operative Documents, or the subject matter hereof or thereof or the overall transaction brought by any of the parties hereto or their successors or assigns.

14.7	Nothing in Section 14.6 limits the right of Genesis Funding or any other Purchaser to bring proceedings against GECC or any other Seller in connection with this Agreement:

(i)	in any other court of competent jurisdiction; or

(ii)	concurrently in more than one jurisdiction.

14.8
Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement and the other Operative Documents.

14.9
This Agreement may be executed in any number of counterparts and by any party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

14.10	GECC, each Seller and each Purchaser agree to treat sale hereunder as occurring on the Delivery Date for U.S. and Irish tax purposes.

15.	SUBROGATION

15.1
Upon the provision of substitute collateral by GECC or any other Seller pursuant to Section 7.4(b), and upon any claim being made against GECC or any other Seller for breach of any representation or warranty (other than a representation or warranty contained in Section 8.1), GECC or such other Seller, as the case may be, shall be subrogated to all rights, remedies and claims of Genesis Funding and each other Purchaser against the Lessee or any Affiliate of the Lessee under the applicable Novated Lease or Assigned Lease, the Operative Documents, the Lease Documents and otherwise, with respect to such provision of substitute collateral or such claim, and Genesis Funding shall cooperate, and shall cause each other Purchaser of any Asset to cooperate, in taking such action as GECC or such other Seller may reasonably request in connection with exercising any such right, remedy or claim (and the reasonable costs and expenses thereof shall be paid by GECC).

16.	LIMITED RECOURSE

16.1
In the event that the direct or indirect assets of Genesis Funding and its Subsidiaries are insufficient, after payment of all other claims, if any, ranking in priority to the claims of any Seller hereunder pursuant to the Indenture, to pay in full such claims of such Seller, then such Seller shall have no further claim against Genesis Funding and its Subsidiaries in respect of any such unpaid amounts.

16.2
To the extent permitted by applicable law, no recourse under any obligation, covenant or agreement of any party contained in this Agreement shall be had against any shareholder (not including Genesis Funding as a shareholder of any other Purchaser hereunder), officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders (not including Genesis Funding as a shareholder of any other Purchaser hereunder), officers or directors of the relevant party as such, or any of them under or by reason of any of the obligations, covenants or agreements of such relevant party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder (not including Genesis Funding as a shareholder of any other Purchaser hereunder), officer or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Asset Purchase Agreement the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION

By
Name:
Title:

GENESIS FUNDING LIMITED

By
Name:
Title:

[OTHER SELLERS]

By
Name:
Title:

EXHIBIT A-1

FORM OF ASSIGNMENT OF BENEFICIAL INTEREST2

The undersigned, [BI SELLER] (the “Seller”), as [record and beneficial owner of the [beneficial interest in the Trust Estate under and as defined in the Trust Agreement [MSN__] (the “Trust Agreement”) dated as of [__________]] (the “Beneficial Interest”) in [Name] (the “Entity”), hereby sells, assigns, conveys, transfers and sets over to Genesis Funding Limited, a [Bermuda exempted company] (the “Purchaser”), all of the Seller’s right, title and interest in and to the Beneficial Interest, including, without limitation, the Trust Estate (as defined in the Trust Agreement), other than the Retained Rights (as such term is defined in that certain Asset Purchase Agreement dated as of [__________], 2006 (the “Purchase Agreement”) among the parties hereto and others). The Seller hereby warrants to the Purchaser, its successors and assigns, that (i) there is hereby irrevocably conveyed to the Purchaser full legal and, subject to the Trust Agreement, beneficial title to the Beneficial Interest, free and clear of all Encumbrances (other than Permitted Encumbrances) and (ii) the Entity holds full legal and beneficial title to each of the Aircraft listed in Schedule I hereto exclusive of Lessee Furnished Equipment (the “BI Aircraft”) free and clear of all Encumbrances (other than Permitted Encumbrances). The Seller agrees with the Purchaser, and its successors and assigns, that the Seller will warrant and defend such title to the Entity and such title of the Entity in each BI Aircraft forever against all such claims and demands whatsoever (other than Permitted Encumbrances). This Assignment of Beneficial Interest is being made and entered into pursuant to the Purchase Agreement and shall be governed by and construed in accordance with the laws of the State of New York. Except as otherwise provided in the Purchase Agreement, the Beneficial Interest (and the Entity’s interest in each BI Aircraft) is sold “AS IS” and “WHERE IS”. Capitalized terms used herein and not otherwise defined shall have the meanings attributed thereto in the Purchase Agreement.

[BENEFICIAL INTEREST SELLER]

By:
Name:
Title:

The above and foregoing Assignment of Beneficial Interest is hereby accepted and agreed to this ___ day of [________], 2006.

GENESIS FUNDING LIMITED

By:
Name:
Title:

[2]	To be used for all entities other than Owner Trusts and Irish companies.

EXHIBIT A-2

FORM OF TRUST ASSIGNMENT AND ASSUMPTION AGREEMENT (MSN[   ])3

THIS TRUST ASSIGNMENT AND ASSUMPTION AGREEMENT (MSN [_]) (this “Assignment”) is dated as of [__________] by and between [BI SELLER] (“Assignor”), and GENESIS FUNDING LIMITED, a [Bermuda exempted company] (“Assignee”).

WITNESSETH :

WHEREAS, Assignor and Wells Fargo Bank Northwest, National Association, in its individual capacity has entered into the trust agreement, dated as of [__________] (as assigned, amended and restated to date, the “Trust Agreement”) Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Trust Agreement;

WHEREAS, Assignor desires to assign all of its rights, obligations and ownership in and to the Trust to Assignee; and

WHEREAS, Assignee desires to accepts all of Assignor’s rights, obligations and ownership in and to the Trust.

NOW, THEREFORE, the undersigned, in consideration of the premises, the payment of Ten Dollars ($10.00) and the covenants and agreements contained herein, do hereby agree as follows:

1. Assignment. Assignor does hereby sell, convey, assign, transfer and set over unto Assignee, as of the date hereof, all of its present and future right, title and interest in, to and under the following (collectively, the “Assigned Rights”): (i) the Trust, (ii) the Trust Estate, and (iii) the Trust Agreement and the Trust Documents described in the Trust Agreement, as “Owner Participant” thereunder (together with the Trust Documents collectively, the “Assigned Agreements”), and any proceeds therefrom. Assignor hereby transfers and delegates to Assignee all of Assignor’s obligations and liabilities as “Owner Participant” under the Assigned Agreements occurring from and after the date hereof (collectively, the “Assumed Obligations”).

2. Assumption. Assignee hereby: (a) accepts the assignment, transfer, conveyance and delegation set forth in Section 1 hereof; (b) from and after the date hereof, assumes and undertakes all of the Assumed Obligations; and (c) confirms that it shall be deemed a party to the Trust Agreement and each other Assigned Agreement, and shall be bound by all of the terms of each Assigned Agreement as if named therein.

3. Release of Assignor. From and after the date hereof, Assignor shall be released from all of its duties, obligations and liabilities under the Trust Agreement and the other Assigned Documents.

[3]	To be used for Owner Trusts, except where a different form is called for by the Lease Documents or has otherwise been proposed by the Lessee.

4. Other Actions. Assignee is concurrently entering into an amended and restated Trust Agreement.

5. Amendment. The Trust Agreement is hereby amended to reflect the foregoing, and all references in the Trust Agreement to Assignor are hereby amended to refer to Assignee.

6. Further Assurances. Assignor and Assignee each agree to execute and deliver such further documents, and to do such further things, as the other party may reasonably request, in order to more fully effect the transfer of the Assigned Rights pursuant to this Assignment.

7. Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

8. Execution in Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9. Agreement in Effect. Except as hereby amended, the Trust Agreement shall remain in full force and effect.

10. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [NEW YORK].

11.  Owner Trustee Authorization and Direction. Assignor and Assignee each authorizes and directs the Owner Trustee to execute and deliver this Assignment as provided below.

SIGNATURE PAGE FOLLOWS

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.

GENESIS FUNDING LIMITED

By
Name:
Title:

[BI SELLER]

By:
Name:
Title:

3

THE UNDERSIGNED, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, hereby confirms receipt of a copy of, and hereby acknowledges and consents to the assignment and assumption pursuant to, the foregoing Trust Assignment and Assumption Agreement:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, in its individual capacity and, with respect to the Trust Agreement, as Owner Trustee under the Trust Agreement

By:
Name: Title:

EXHIBIT A-3

FORM OF IRISH LAW SHARE TRANSFER FORM4

[4]	To be used for Irish companies.

STOCK
TRANSFER
FORM	(Above this line for Registrar’s use only)
SCHEDULE 1	Certificate lodged with the Register

Consideration	(For completion by the Registrar/Stock Exchange)

Name of Undertaking

Description of Security	Ordinary Shares

Number or amount of Shares, Stock or other security and, in figures column only, number and denomination of units, if any.	Words	Figures

Name(s) of registered holder(s) should be given in full; the address should be given where there is only one holder.

If the transfer is not made by the registered holder(s) insert also the name(s) and capacity (e.g., Executor(s) of the person(s) making the transfer.
In the name(s) of

I/We hereby transfer the above security out of the name(s) aforesaid to the person(s) named below or to the several persona named in Parts 2 of Brokers Transfer Forms relating to the above security:	Stamp of Selling Broker(s) or, for transactions which are not stock exchange transactions of Agent(s), if any, acting for the Transferor(s).
Delete words in italics except for stock exchange transactions.

Signature(s) of transferor(s)

1.

2.

3.

4.
A body corporate should execute this Transfer under its common seal or otherwise in accordance with applicable statutory requirements.	Date

Full name(s) and full postal address(es) (including County or, if applicable, Postal District number) of the person(s) to whom the security is transferred.

Please state title, if any, or whether Mr., Mrs., or Miss.

Please complete in type or in Block Capitals.

I/We request that such entries be made in the register as are necessary to give effect to this transfer.

Stamp of Buying Broker(s) (if any)	Stamp or name and address of person lodging this form (if other than the Buying Broker(s))

(Endorsement for use only in Stock Exchange Transactions)
The security represented by the transfer overleaf has been sold as follows:-

	Shares/Stock		Shares/Stock
	Shares/Stock		Shares/Stock
	Shares/Stock		Shares/Stock
	Shares/Stock		Shares/Stock

Balance (if any) due to Selling Broker(s)

Amount of Certificate(s)
Brokers Transfer Forms for above amounts certified

Stamp of Certifying Stock Exchange		Stamp of Selling Broker(s)

FORM OF CERTIFICATE REQUIRED WHERE TRANSFER IS NOT LIABLE TO AD VALOREM STAMP DUTY
I/We hereby certify that the transaction in respect of which this transfer is made, and under which the fixed Duty of ten punts is payable, falls within the following description:-

(a)	Vesting the property in trustees on the appointment of a new Trustee of a pre-existing Trust, or on the retirement of a Trustee;
(*)	(b)
A transfer, where no beneficial interest in the property passes, (i) to a mere nominee of the Transferor, (ii) from a mere nominee of the Transferee, (iii) from one nominee to another nominee of the same beneficial owner.

(*)	(c)	A transfer by way of security for a loan; or re-transfer to the original Transferor on repayment of a loan.
(d)	A transfer to a residuary legatee of Shares, etc., which forms part of the residue divisible under a Will.
(e)	A transfer to a beneficiary under a Will of a specific legacy of Shares, etc.
(f)	A transfer of Shares, etc., being the property of a person dying intestate, to the person or persons entitled thereto.
(g)
A transfer to a beneficiary under a settlement on distribution of the trust funds, of Shares, etc., forming the share, or part of the share of those funds to which the beneficiary is entitled in accordance with the terms of the settlement.

(h)	A transfer on the occasion of a marriage to trustees of the shares, etc., to be held on the terms of a settlement made in consideration of marriage.
(i)
A transfer by the liquidator of a Company of Shares, etc., forming part of the assets of the Company, to which the Transferee is entitled in satisfaction or part satisfaction of his rights as a Shareholder of the Company.

Here set out concisely the facts, explaining the transaction in cases falling within (b) and (c) or in any case which does not clearly fall within any one of the clauses (a) to (g). Adjudication in any case may be required.
to Date

	{		{
*Transferors		*Transferees

Signature
Description

*
Note:- The above Certificate must be signed in the case of (b) and (c), either by (1) all the transferors and the transferees, or (2) a member of a Stock Exchange or a Solicitor acting for one or other of the parties, or (3) an accredited representative of a Bank. Where the Bank or its official nominee is a party to the transfer, the Certificate may be to the effect that “the transfer is excepted from Section 74 of the Finance (1909-10) Act, 1910.” The above Certificate in other cases should be signed by a Solicitor or other person (e.g. a Bank acting as Trustee or Executor) having a full knowledge of the facts.

2

EXHIBIT B

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [_______________], a corporation organized and existing under the laws of [_______________] and having its registered office at [_______________] (the “Seller”), owner of the full legal and beneficial title (subject to the Aircraft Lease Agreement referred to below) to the aircraft, engines, equipment and documents described below (hereinafter referred to as the “Aircraft”):

1.	one (1) [_______________] aircraft bearing manufacturer’s serial no. [_______________] and registration mark [_______________]; and

2.	[_______________] [_______________] engines bearing the following manufacturer’s serial nos.: [_______________], [_______________], [_______________];

3.
all equipment, accessories and parts belonging to, installed in or appurtenant to such Aircraft or Engines to the extent title thereto has been vested in the Seller under the Aircraft Lease Agreement referred to below; and

4.	all Aircraft Documents relating to the Aircraft and such Engines;

but for the avoidance of doubt excluding Lessee Furnished Equipment;

does hereby sell, grant, transfer and deliver all its right, title and interest in and to the Aircraft (subject to the Aircraft Lease Agreement dated as of [_______________], between [_______________] and [______________]) unto [_______________] (the “Purchaser”) and its successors and assigns, to have and to hold the Aircraft forever.

The Seller hereby warrants to the Purchaser, its successors and assigns, that there is hereby conveyed the full legal and, subject to the Formation Agreement, beneficial title to the Aircraft, free and clear of all Encumbrances (other than Permitted Encumbrances). The Seller agrees with the Purchaser, and its successors and assigns, that the Seller will warrant and defend such title forever against all claims and demands (other than Permitted Encumbrances) whatsoever. Except as otherwise provided herein or in the Asset Purchase Agreement, the Aircraft is sold “AS IS” and “WHERE IS.”

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York. Capitalized terms used but not otherwise defined herein shall have the same meanings as used in the Asset Purchase Agreement.

IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be duly executed as of this [__] day of [__________], 2006.

By
Name: Title:

The representation, warranties, and covenants of the above named Seller under this Bill of Sale are hereby irrevocably and unconditionally guaranteed and confirmed:

GENERAL ELECTRIC CAPITAL CORPORATION
By
Name:
Title:

2

EXHIBIT C

FORM OF ACKNOWLEDGEMENT OF DELIVERY

This Acknowledgement of Delivery is given in connection with the Asset Purchase Agreement as amended, modified or otherwise supplemented (the “Agreement”) dated as of [________] __, 2006 among, inter alia, [_______________], a corporation organized and existing under the laws of [_______________] and having its registered office at [_______________] (the “Seller”), [______________], a [company/trust] duly established and existing pursuant to the laws of [_______________] and having its principal place of business at _______________ (the “Purchaser”) and the other parties thereto.

The Seller hereby acknowledges to the Purchaser that the full legal and beneficial title (subject to the Aircraft Lease Agreement referred to below) to the aircraft, engines, equipment and documents described below (hereinafter referred to as the “Aircraft”):

1.	one (1) [_______________] aircraft bearing manufacturer’s serial no. [_______________] and registration mark [_______________]; and

2.	[_______________] [_______________] engines bearing the following manufacturer’s serial nos.: [_______________], [_______________], [_______________];

3.
all equipment, accessories and parts belonging to, installed in or appurtenant to such Aircraft or Engines to the extent title thereto has been vested in the Seller in under the Aircraft Lease Agreement referred to below; and

4.	all Aircraft Documents relating to the Aircraft and such Engines;

but for the avoidance of doubt excluding Lessee Furnished Equipment;

has passed by physical delivery from the Seller to the Purchaser in accordance with the terms of the Agreement (subject to the Aircraft Lease Agreement dated as of [_______________], between [_______________] and [_______________]).

The Seller hereby warrants to the Purchaser, its successors and assigns, that there was conveyed to the Purchaser full legal and, subject to the Formation Agreement, beneficial title to the Aircraft, free and clear of all Encumbrances (other than Permitted Encumbrances). The Seller agrees with the Purchaser, and its successors and assigns, that the Seller will warrant and defend such title forever against all claims and demands whatsoever (other than Permitted Encumbrances). Except as otherwise provided herein and in the Agreement, the Aircraft was sold “AS IS” and “WHERE IS”.

This Acknowledgement of Delivery shall be governed by and construed in accordance with the laws of the State of New York. Capitalized terms used but not otherwise defined herein shall have the same meanings as used in the Agreement.

IN WITNESS WHEREOF, the Seller has caused this Acknowledgement of Delivery to be duly executed as of this [__] day of [__________], 2006.

By
Name: Title:

The representation, warranties, and covenants of the above named Seller under this Acknowledgement of Delivery are hereby irrevocably and unconditionally guaranteed and confirmed:

GENERAL ELECTRIC CAPITAL CORPORATION
By
Name:
Title:

2

EXHIBIT D

FORM OF GUARANTY

GUARANTY (the “Guaranty”) dated as of [__________], 2006 of General Electric Capital Corporation, a Delaware corporation (“GECC”) in favor of Genesis Funding Limited (“Genesis Funding”).

Reference is made to that certain Asset Purchase Agreement dated as of [__________], 2006 (the “Asset Purchase Agreement”) among GECC, the other Sellers named therein and Genesis Funding and the other Purchasers. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Asset Purchase Agreement. To induce the Purchasers to acquire the Aircraft or the Beneficial Interest in a Genesis Funding Entity under the Asset Purchase Agreement and to pay the purchase price thereof on the AP Closing Date in advance of the Delivery of the Aircraft or the Beneficial Interest in a Genesis Funding Entity and to otherwise perform their respective obligations thereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GECC is willing to execute and deliver this Guaranty to the Purchasers and accordingly GECC does hereby agree as follows:

Section 1. Guaranty by GECC. (a) From and after the date hereof, GECC hereby irrevocably and unconditionally guarantees to the Purchasers the payment and performance in full when due of each of the obligations of each of the Sellers under the Asset Purchase Agreement and each Assignment of Beneficial Interest, Bill of Sale, Acknowledgment of Delivery, Lease Novation and/or Assignment of Lease delivered pursuant thereto (collectively, the “Guaranteed Obligations”), in each case after any applicable grace periods or notice requirements, according to the terms of the Asset Purchase Agreement; provided, however, that with respect to any payment obligation of any Seller thereunder, GECC shall not be liable to make any such payment until 15 Business Days (as used herein, a “Business Day” shall refer to a day other than a Saturday or a Sunday on which commercial banks are open for business in New York City) following receipt by GECC of a written demand for payment from Genesis Funding. GECC hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of (i) the validity, regularity or enforceability of the Asset Purchase Agreement, any other Operative Document or any other agreement or instrument referred to herein or therein, any change therein or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Purchasers with respect to any provision thereof, the recovery of any judgment against any of the Sellers or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor and (ii) any difference between the law selected as the governing law of the Asset Purchase Agreement or the other Operative Documents and the law selected as the governing law of this Guaranty; provided, however, that nothing contained herein shall be construed to be a waiver by GECC of the foregoing demand for payment. GECC covenants that this Guaranty will not be discharged except by complete and final performance of the Guaranteed Obligations.

(b) GECC shall be subrogated to all rights of the Purchasers in respect of any amounts paid by GECC pursuant to the provisions of this Guaranty; provided, however, that GECC shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after all of the Guaranteed Obligations have been finally paid in full.

(c) This Guaranty is a guaranty of payment and not of collection only.

(d) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Purchaser upon the insolvency, bankruptcy or reorganization of any Seller or otherwise, all as though such payment had not been made.

Section 2.1. Notices. All notices to GECC under this Guaranty and copies of all notices to the Sellers under the Asset Purchase Agreement shall, until GECC furnishes written notice to the contrary, be in writing and mailed, faxed or delivered to GECC at 201 High Ridge Road, Stamford, Connecticut 06927-9448, and directed to the attention of the Senior Vice President-Corporate Treasury and Global Funding Operation of GE Capital (facsimile no. (203) 357-4975).

Section 2.2. Governing Law. This Guaranty shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, United States of America.

Section 2.3. Interpretation. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 2.4. Attorney’s Cost. GECC agrees to pay all reasonable attorney’s fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by the Purchasers in the enforcement of this Guaranty.

Section 2.5 Currency of Payment. Any payment to be made by GECC shall be made in the same currency as designated for payment in the Asset Purchase Agreement and such designation of the currency of payment is of the essence.

2

Section 2.6 No Set-Off. By acceptance of this Guaranty, Genesis Funding and each of the other Purchasers shall be deemed to have waived any right to set-off, combine, consolidate or otherwise appropriate and apply (i) any assets of GE Capital at any time held by any Purchaser or (ii) any indebtedness or other liabilities at any time owing by any Purchaser to GECC, as the case may be, against, or on account of, any obligations or liabilities owed by GECC to the Purchasers under this Guaranty.

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Senior Vice President Corporate Treasury and Global Funding Operation

ACKNOWLEDGMENT AND AGREEMENT

Genesis Funding Limited for and on behalf of itself and each of the Purchasers does hereby acknowledge and consent to the provisions of the foregoing Guaranty.

GENESIS FUNDING LIMITED
By:
Title:
Name:

3

EXHIBIT E-1

CONDITIONS PRECEDENT – AIRCRAFT DELIVERY (BI AIRCRAFT)

With respect to the Delivery of each BI Aircraft to Genesis Funding on the relevant Delivery Date:

(a)	the relevant Operative Documents for such Aircraft, as the case may be, have been entered into by the parties thereto;

(b)	receipt of the following documents by such Purchaser:

(i)
a copy of the constitutional documents of such Seller and any other Affiliate of such Seller which is a party to any Operative Document in respect of such Aircraft, certified as of such Delivery Date to be a true, complete and up-to-date copy of the constitutional documents of such Seller, or if a certified copy of such documents has previously been delivered to such Purchaser hereunder, a certificate dated such Delivery Date confirming no changes to such documents; and

(ii)	a copy of resolutions of the Board of Directors (or duly authorized committee thereof) of such Seller:

(A)	approving the transactions contemplated by the Operative Documents to which such Seller is a party; and

(B)
authorizing a Person or Persons to sign and deliver on behalf of such Seller or, as the case may be, authorizing the execution by the relevant Person of the Operative Documents to which it is a party and any notices or other documents to be given pursuant hereto or thereto, certified as of such Delivery Date to be a true copy of such resolutions and as being in full force in effect and not amended or rescinded or, if a certified copy of such resolutions has previously been delivered to such Purchaser hereunder, a certificate dated such Delivery Date confirming no changes to such resolutions;

(c)	no Event of Loss shall have occurred or unrepaired Material Damage shall be in existence with respect to such Aircraft; and

(d)	delivery of the following documents:

(i)	copies of all notices, consents or acknowledgements of such Seller or the applicable Lessee as are required under the terms of the Operative Documents;

(ii)	the documents or satisfaction of the conditions listed in Schedule 3 relevant to such Aircraft;

(iii)	a copy of the currently valid Certificate of Registration for such Aircraft, issued by the appropriate Air Authority; and

(iv)
if applicable, a copy of the Assignment of Warranties with respect to such Aircraft executed by each of the parties thereto (provided that such Assignment of Warranties may be delivered as soon as reasonably practicable after the relevant BI Transfer Date).

2

EXHIBIT E-2

CONDITIONS PRECEDENT – AIRCRAFT DELIVERY (INDEPENDENT AIRCRAFT)

With respect to the Delivery of each Independent Aircraft to Genesis Funding or a Subsidiary of Genesis Funding:

(a)	the relevant Operative Documents for such Aircraft, as the case may be, have been entered into by the parties thereto (other than Genesis Funding or any Affiliate thereof);

(b)	Genesis Funding shall have received payment in full of any Security Deposit and the relevant amount of Additional Rent with respect to such Aircraft;

(c)
the relevant Purchaser shall have received a certification dated such Delivery Date from GECC and such Seller to the effect that (i) the representations and warranties of GECC and such Seller set forth herein are true and correct as of such Delivery Date and (ii) the Seller has full legal title to such Aircraft, free from Encumbrances other than Permitted Encumbrances;

(d)
unless and to the extent Genesis Funding shall otherwise agree, or a Rating Agency Confirmation and the prior written consent of the Policy Provider shall have been obtained with respect thereto, all the conditions precedent to the effectiveness of the Assignment of Lease or Lease Novation, as applicable, for such Aircraft shall have been satisfied and Genesis Funding shall have received a certification from GECC and such Seller to such effect;

(e)	receipt of the following documents by such Purchaser:

(i)
a copy of the constitutional documents of such Seller and any other Affiliate of such Seller which is a party to any Operative Document in respect of such Aircraft, certified as of such Delivery Date to be a true, complete and up-to-date copy of the constitutional documents of such Seller, or if a certified copy of such documents has previously been delivered to such Purchaser hereunder, a certificate dated such Delivery Date confirming no changes to such documents; and

(ii)	a copy of resolutions of the Board of Directors (or duly authorized committee thereof) of such Seller:

(A)	approving the transactions contemplated by this Agreement and the other Operative Documents to which such Seller is a party; and

(B)
authorizing a Person or Persons to sign and deliver on behalf of such Seller or, as the case may be, authorizing the execution by the relevant Person of this Agreement and the other Operative Documents to which it is a party and any notices or other documents to be given pursuant hereto or thereto, certified as of such Delivery Date to be a true copy of such resolutions and as being in full force in effect and not amended or rescinded or, if a certified copy of such resolutions has previously been delivered to such Purchaser hereunder, a certificate dated such Delivery Date confirming no changes to such resolutions;

(f)	no Event of Loss shall have occurred or unrepaired Material Damage shall be in existence with respect to such Aircraft;

(g)	delivery of the following documents:

(i)
a certificate of solvency dated as of such Delivery Date in the Agreed Form relating to such Seller issued by a director or authorized officer thereof and a certificate of solvency dated as of such Delivery Date in the Agreed Form relating to GECC issued by a director or authorized officer of GECC;

(ii)
a favorable opinion of counsel to such Seller, dated as of the AP Closing Date, reasonably acceptable to Genesis Funding in the Agreed Form, that the sale of such Aircraft constitutes, or will constitute, a “true-sale” and a valid transfer of title to such Aircraft and that after the Delivery of such Aircraft such Seller retains, or will retain, no interest in such Aircraft and as to such other matters as such Purchaser may reasonably request with regard to the subject matter contemplated herein and a letter from counsel to such Seller, dated as of such Delivery Date, confirming such opinion;

(iii)	copies of all notices, consents or acknowledgements of such Seller or the applicable Lessee as are required under the terms of the Operative Documents;

(iv)	the documents or satisfaction of the conditions listed in Schedule 3 relevant to such Aircraft;

(v)	a copy of the currently valid Certificate of Registration for such Aircraft, issued by the appropriate Air Authority; and

(vi)
if applicable, a copy of the Assignment of Warranties with respect to such Aircraft executed by each of the parties thereto (other than Genesis Funding Limited, the relevant Purchaser or any Affiliate of such Purchaser) (provided that such Assignment of Warranties may be delivered as soon as reasonably practicable after the relevant Delivery Date);

2

(h)
originals, or certified copies, of certificates evidencing the insurance required to be maintained pursuant to the relevant Assigned Lease or the Novated Lease, as appropriate, for such Aircraft together, if applicable, with a letter or report from an independent firm of insurance brokers in a form reasonably acceptable to Genesis Funding; and

(i)	the report of Genesis Funding’s and/or such Purchaser’s insurance advisor in substantially the Agreed Form.

3

EXHIBIT F

FORM OF SERVICING AGREEMENT

4

EXHIBIT F

FORM OF MANAGEMENT AGREEMENT

5

SCHEDULE 1

SELLERS AND RELATED AIRCRAFT

Seller	Asset – Beneficial Interest	Aircraft MSN	Lessee

SCHEDULE 2

AGGREGATE AIRCRAFT PURCHASE PRICE

The aggregate Aircraft Purchase Price for all of the Aircraft is $___________, which is an amount equal to the sum of:

(a)	the net proceeds of $___________ from the issuance of the Class G-1 Notes, after deducting the Initial Expenses and the Required Expense Amount for the initial Interest Accrual Period, plus

(b)
the Initial Equity Amount of $___________, consisting of the net proceeds (less related expenses and retained cash) from the sale of shares of Genesis Lease Limited, the holder of the Class A Shares, and based upon a price per share of $____.

AIRCRAFT INFORMATION

[[                    ] to provide information for each Schedule 2]

Aircraft No. 1

Aircraft:
Engines:
Lessee:
State of Registration:
Security Deposit (specify whether cash, letter of credit, guaranty or other instrument):
Delivery Date (under Lease):
Expiry Date (of Lease):
Aircraft Purchase Price:
Lease Documents:

SCHEDULE 3

DOCUMENTS AND CONDITIONS – DELIVERY

[[                          ] to provide]

1.	Aircraft No. 1; msn [______]

All documents and conditions listed in Section __ of the Lease Novation for aircraft msn [______], except as listed in Schedule 4.

SCHEDULE 4

DOCUMENTS AND CONDITIONS – POST-DELIVERY

The information set out in this Schedule 4 may be amended from time to time by a Disclosure Letter acceptable to the Purchaser.

[[                     ] to provide]

SCHEDULE 5

JURISDICTION OF INCORPORATION OR ORGANIZATION

Name of Seller	Jurisdiction of Incorporation or Organization

General Electric Capital Corporation	Delaware

SCHEDULE 6

GENESIS FUNDING ENTITIES

Genesis Funding Non-Corporate Entities

Genesis Funding Corporate Entities

SCHEDULE 7

DEBT ALLOCATION AMOUNTS AND EQUITY ALLOCATION AMOUNTS